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TABLE OF CONTENTS1

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211568

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
SUBJECT TO COMPLETION, DATED AUGUST 18, 2016

PROSPECTUS SUPPLEMENT
(To prospectus dated July 26, 2016)

1,000,000 Shares

Jones Energy, Inc.

% Series A Perpetual Convertible Preferred Stock

          We are offering 1,000,000 shares of our         % Series A Perpetual Convertible Preferred Stock (our "convertible preferred stock"). Holders of our convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors cumulative dividends at the rate of         % per annum on the liquidation preference of $50.00 per share of convertible preferred stock, payable in cash or, subject to certain limitations, in shares of our Class A common stock, par value $0.001 per share (our "Class A common stock"), or a combination thereof at our election, quarterly in arrears on             ,             ,              and             of each year, beginning on             , 2016.

          On                , 2024 (the "designated redemption date"), each holder of shares of convertible preferred stock shall have the right (a "redemption right") to require us to redeem any or all of the shares of our convertible preferred stock held by such holder outstanding on such designated redemption date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price equal to the liquidation preference of $50.00 per share plus all accrued and unpaid dividends plus any unpaid excess cash payment amounts excused from payment as a dividend due to certain restrictions as described herein (the "redemption price"). The redemption price for each share of convertible preferred stock is payable in cash, or by delivery of shares of our Class A common stock, subject to certain limitations and anti-dilution adjustments, or a combination of cash and Class A common stock at our election.

          Holders may convert their shares of convertible preferred stock based on an initial conversion rate of                shares of our Class A common stock for each share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $             per share of our Class A common stock. The conversion rate will be adjusted upon the occurrence of certain events as described herein, but no payment or adjustment for accumulated but unpaid dividends will be made upon conversion. In addition, if a fundamental change (as defined herein) occurs, we will be required to increase the conversion rate for a holder who elects to convert its shares of convertible preferred stock in connection with such fundamental change in certain circumstances, as described in this prospectus supplement.

          If our purchase and sale agreement with SCOOP Energy Company, LLC terminates (other than by consummation of the Pending STACK/SCOOP Acquisition (as defined herein)), we may redeem all, but not less than all, of the outstanding convertible common stock for cash on a redemption date to occur on or prior to February 13, 2017. The redemption price for each share of convertible common stock to be redeemed will be equal to the sum of (i) $50.50, (ii) accrued and unpaid interest on such shares to, but excluding, the redemption date and (iii) 90% of the excess, if any, of the redemption conversion value (as defined herein) over the initial conversion value (as defined herein).

          We expect to receive net proceeds of approximately $              million, after deducting offering expenses, from the sale of the shares of our convertible preferred stock in this offering.

          We do not intend to apply to list the convertible preferred stock on any securities exchange or any automated dealer quotation system. Our shares of Class A common stock trade on the New York Stock Exchange under the symbol "JONE." On August 17, 2016, the last sales price of the Class A common stock as reported on the New York Stock Exchange was $3.58 per share.

          Concurrently with this offering, we are making a public offering (the "Concurrent Common Offering") of 14,000,000 shares of Class A common stock (or up to 16,100,000 shares if the underwriters in that offering exercise their over-allotment option in full), pursuant to a separate prospectus supplement. We cannot assure you that the Concurrent Common Offering will be completed or, if completed, on what terms it will be completed. The offering of shares of our convertible preferred stock pursuant to this prospectus supplement and the accompanying prospectus is not contingent upon the closing of the Concurrent Common Offering, and the Concurrent Common Offering is not contingent upon the closing of the offering of shares of our convertible preferred stock hereunder.

          Investing in shares of our convertible preferred stock involves risks that are described in the "Risk Factors" section beginning on page S-16 of this prospectus supplement and page 3 of the accompanying base prospectus.

	Per share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds, before expenses, to us	$	$

          We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 150,000 shares of convertible preferred stock on the same terms and conditions as set forth above.

          None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The shares of convertible preferred stock will be ready for delivery on or about                , 2016.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan

The date of this prospectus supplement is                , 2016

Prospectus Supplement

Prospectus

        We expect that delivery of the shares of convertible preferred stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the shares (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of our convertible preferred stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the convertible preferred stock initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of convertible preferred stock who wish to trade shares on the date of pricing or the next succeeding business day should consult their own advisors.

S-i

INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of convertible preferred stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of convertible preferred stock. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" on page S-76 of this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of convertible preferred stock. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        None of Jones Energy, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our convertible preferred stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our convertible preferred stock.

MARKET AND INDUSTRY DATA

        Market and industry data and forecasts used in this prospectus supplement and the documents incorporated by reference herein have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein or therein contain "forward-looking statements." All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words

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"could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the many factors that may cause results to differ including those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the "SEC") incorporated by reference herein and elsewhere in this prospectus supplement and the accompanying prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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  business strategy;

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  estimated current and future net reserves and the present value thereof;

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  drilling and completion of wells including our identified drilling locations;

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  cash flows and liquidity;

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  financial strategy, budget, projections and operating results;

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  future prices and change in prices for oil, natural gas and natural gas liquids;

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  customers' elections to reject ethane and include it as part of the natural gas stream;

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  timing and amount of future production of oil and natural gas;

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  availability and cost of drilling, completion and production equipment;

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  availability and cost of oilfield labor;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  ability to fund our capital expenditure budgets;

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  availability and terms of capital;

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  development results from our identified drilling locations;

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  ability to generate returns and pursue opportunities;

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  marketing of oil, natural gas and NGLs;

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  property acquisitions and dispositions, including the Pending Acquisitions (as described below), and realizing the expected benefits or effects of completed acquisitions and dispositions;

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  our ability to consummate the Pending STACK/SCOOP Acquisition (as defined below) and our anticipated financing transactions in connection therewith;

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  our expectations regarding borrowing base redeterminations;

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  our ability to close the Pending Anadarko Acquisition (as defined below);

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  the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

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  costs of developing our properties and conducting other operations;

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  general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

S-iii

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  competitive conditions in our industry;

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  effectiveness and extent of our risk management activities;

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  estimates of future potential impairments;

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  environmental and endangered species regulations and liabilities;

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  counterparty credit risk;

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  the extent and effect of any hedging activities engaged in by us;

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  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries;

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  uncertainty regarding our future operating results;

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  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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  technology; and

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  plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus supplement or the accompanying prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read "Risk Factors" beginning on page S-16 of this prospectus supplement and on page 3 of the accompanying base prospectus for more information about important risks that you should consider carefully before buying our convertible preferred stock. Except as otherwise indicated, all information contained in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional convertible preferred stock.

        Unless indicated otherwise in this prospectus supplement or the context requires otherwise, all references to "Jones Energy," the "Company," "our company," "we," "our" and "us" refer to Jones Energy, Inc. and its subsidiaries, including Jones Energy Holdings, LLC ("JEH LLC"). As the sole managing member of JEH LLC, Jones Energy, Inc. is responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidates the financial results of JEH LLC and its subsidiaries. References to "Metalmark Capital" are to MCP (C) II Jones Intermediate LLC, MCP II Co-Investment Jones Intermediate LLC, MCP II Jones Intermediate LLC, MCP II (TE) AIF Jones Intermediate LLC, MCP II (Cayman) AIF Jones Intermediate LLC and MCP II Executive Fund Jones Intermediate LLC, collectively. Jones Energy, Inc. is a holding company whose sole material asset is an equity interest in Jones Energy Holdings, LLC. The estimates of our proved reserves included in this prospectus supplement or incorporated by reference as of December 31, 2013, 2014 and 2015 are based on reserve reports prepared for Jones Energy by Cawley, Gillespie & Associates, Inc., independent petroleum engineers ("Cawley Gillespie").

 Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the mid-continent United States, spanning areas of Texas and Oklahoma. Our Chairman and CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920's. We have grown rapidly by leveraging our focus on low cost drilling and completion methods and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011. We have drilled 836 total wells as operator, including 660 horizontal wells, since our formation and delivered compelling rates of return over various commodity price cycles. Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma:

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  the Western Anadarko Basin—targeting the liquids rich Cleveland, Granite Wash, Tonkawa and Marmaton formations;

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  the Arkoma Basin—targeting the Woodford shale formation; and

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  assuming the Pending STACK/SCOOP Acquisition is completed, the STACK/SCOOP play in the Eastern Anadarko Basin—targeting the Sycamore and Woodford shale formations.

        We seek to optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we are recognized as one of the lowest cost drilling and completion operators in the Cleveland and Woodford shale formations.

        As of December 31, 2015, our total estimated proved reserves were 101.7 MMBoe, of which 58% were classified as proved developed reserves. Approximately 25% of our total estimated proved reserves as of December 31, 2015 consisted of oil, 32% consisted of NGLs, and 43% consisted of natural gas. As of December 31, 2015, our properties included 1,016 gross producing wells. For the three years ended December 31, 2015, we drilled 294 wells, substantially all of which we drilled as operator. The following table presents summary reserve, acreage and production data for each of our operating areas:

	As of December 31, 2015				Year Ended December 31, 2015
	Estimated Net Proved Reserves		Acreage		Average Daily Net Production
	MMBoe	% Oil and NGLs	Gross Acreage	Net Acreage	MBoe/d	% Oil and NGLs
Cleveland	80.6	63%	181,353	117,700	18.4	64%
Woodford	16.3	32%	12,383	4,418	3.6	31%
Other	4.8	43%	34,488	15,259	3.1	40%

All properties	101.7	57%	228,224	137,377	25.1	57%

        The following table presents summary well and drilling location data for each of our key formations as of December 31, 2015:

	Producing Wells		Identified Drilling Locations(1)
	Gross	Net	Gross	Net
Cleveland	573	410	711	455
Woodford	152	59	277	45
Other	291	81	1,115	473

All properties	1,016	550	2,103	973

(1)
Our total identified drilling locations include 412 gross locations associated with proved undeveloped reserves as of December 31, 2015. We have estimated our drilling locations based on well spacing assumptions for the areas in which we operate and other criteria. See "Business—Development of Proved Undeveloped Reserves" and "Business—Drilling Locations" in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding our proved undeveloped reserves and the processes and criteria through which these drilling locations were identified.

        Our 2015 capital expenditures totaled $200.1 million (excluding the impact of asset retirement costs), of which $173.2 million was utilized to drill and complete operated wells. In our Annual Report on Form 10-K for the year ended December 31, 2015, we provided an overview of our 2016 capital expenditures budget, which was initially set at $25 million with the majority dedicated to capital well workovers and field optimization activities. On May 4, 2016 the Company announced a revised 2016 capital expenditures program of $100 million. The Company resumed drilling with one rig in the Cleveland in April 2016, followed by the addition of a second and third rig in June 2016. On August 3, 2016, the Company announced a further revised 2016 capital expenditures program, lowering full year 2016 guidance (excluding acquisitions) by 10% to $90 million, primarily due to better than expected execution on the Company's Cleveland drilling program and maintenance projects coming in below budget. The Company expects to fund its revised 2016 capital budget, excluding capital expenditures related to the Pending Acquisitions, with cash flows from operations.

 Recent Developments

Pending Acquisitions

Pending STACK/SCOOP Acquisition

        On August 18, 2016, JEH LLC entered into a definitive purchase and sale agreement (the "Purchase Agreement") with SCOOP Energy Company, LLC, an Oklahoma limited liability company (the "Seller"), to acquire oil and gas properties located in the STACK/SCOOP play in the Eastern Anadarko Basin in Central Oklahoma, for a purchase price of $136.5 million, subject to customary purchase price adjustments. This transaction, which we refer to as the "Pending STACK/SCOOP Acquisition," principally consists of approximately 18,000 undeveloped net acres in Canadian, Grady and McClain Counties, Oklahoma (the "Properties"), subject to reductions for exercised preferential purchase rights and failures to obtain required consents. We intend to finance the Pending STACK/SCOOP Acquisition, subject to market conditions and other factors, with net proceeds from this offering, the Concurrent Common Offering (as defined below) and borrowings under our Revolver (as defined below). We expect to close the Pending STACK/SCOOP Acquisition prior to the end of the third quarter of 2016. However, the Pending STACK/SCOOP Acquisition remains subject to the completion of satisfactory title and environmental due diligence and the satisfaction of customary closing conditions. In addition, the Pending STACK/SCOOP Acquisition requires the approval of the Oklahoma probate court with jurisdiction over the assets of one of the Seller's equity owners (the "Court Approval"). There can be no assurance that we will acquire all or any portion of the acreage subject to the Purchase Agreement.

Pending Anadarko Acquisition

        As previously announced, on August 3, 2016, JEH LLC entered into a definitive agreement to acquire producing and undeveloped oil and gas assets in the Western Anadarko Basin, which we refer to as the "Pending Anadarko Acquisition," for $27.1 million, subject to customary closing adjustments. The assets subject to the Pending Anadarko Acquisition include interests in up to 174 producing wells and approximately 26,000 net acres in Lipscomb and Ochiltree Counties in the Texas Panhandle, subject to reductions for exercised preferential purchase rights and failures to obtain required consents. The Company expects to fund the Pending Anadarko Acquisition with cash on hand, and anticipates the transaction will close by the end of August 2016, subject to completion of due diligence and satisfaction of customary closing conditions. We refer to the Pending Anadarko Acquisition, together with the Pending STACK/SCOOP Acquisition, as the "Pending Acquisitions."

Concurrent Offering of Shares of our Class A Common Stock

        Concurrently with this offering of shares of our convertible preferred stock, we are offering, by means of a separate prospectus supplement, 14,000,000 shares of our Class A common stock, par value $0.001 per share (our "Class A common stock"), in an offering registered under the Securities Act (the "Concurrent Common Offering"). We also expect to grant a 30-day option to the underwriters in the Concurrent Common Offering to purchase up to an additional 2,100,000 shares of our Class A common stock, solely to cover over-allotments. We expect to receive net proceeds of approximately $         million from the Concurrent Common Offering, excluding any fees or expenses payable by us, and assuming the underwriters do not exercise their over-allotment option. We cannot give any assurance that the Concurrent Common Offering will be completed. We refer to this offering and Concurrent Common Offering together as the "Securities Offerings."

        This offering is not contingent upon the Concurrent Common Offering, and the Concurrent Common Offering is not contingent upon this offering. This prospectus supplement shall not be deemed an offer to sell or a solicitation to buy the shares of Class A common stock offered in the Concurrent Common Offering.

Amendment of Senior Secured Revolving Credit Facility

        On August 1, 2016, the Company entered into an amendment to our senior secured revolving credit facility (our "Revolver") to, among other things (i) require that the Company's deposit accounts and securities accounts (subject to certain exclusions) become subject to control agreements, (ii) restrict the Company from making borrowings under the Revolver if the Company has or, after giving effect to the borrowing, will have a Consolidated Cash Balance (as defined in the Revolver) in excess of $30.0 million and (iii) set the borrowing base under the Revolver at $410.0 million effective immediately, with an automatic increase to $425.0 million upon closing of the Pending Anadarko Acquisition. The borrowing base under the Revolver will not increase or decrease upon the closing of the Pending STACK/SCOOP Acquisition. Our borrowing base is scheduled for a redetermination on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition.

Letter Agreement and Waiver of Delaware General Corporation Law Section 203

        Given that affiliates of JVL Advisors, L.L.C. (together with its affiliates and associates, "JVL") may own in excess of 15% of our outstanding voting stock as a result of JVL's indication of interest in the Concurrent Common Offering, the Company is entering into a letter agreement (the "JVL Letter Agreement") with JVL Advisors, L.L.C. in connection with the Concurrent Common Offering. The JVL Letter Agreement will approve, pursuant to Section 203 of the Delaware General Corporation Law ("Section 203"), the purchase of shares of Class A common stock in the Concurrent Common Offering by JVL if the underwriters decide to allocate shares to JVL. This approval will result in JVL not being subject to the restrictions on "business combinations" contained in Section 203. In consideration of such approval, JVL will agree that, among other things:

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  it will not acquire any material assets of the Company;

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  it will not become the owner of more than 19.9% of the Company's outstanding voting stock (other than as a result of actions taken solely by the Company) without the prior approval of the Company's independent directors who are not affiliated with JVL; and

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  it will not engage in any "business combination" (as defined in the JVL Letter Agreement).

        Following the Concurrent Common Offering, the Company may negotiate a registration rights agreement with JVL to facilitate an orderly distribution of JVL's shares of Class A common stock in the future.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) was incorporated as a Delaware corporation in March 2013. We are a holding company whose sole material asset consists of units ("JEH LLC Units") in JEH LLC. As the sole managing member of JEH LLC, we are responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidate the financial results of JEH LLC and its subsidiaries. Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953.

        The following diagram depicts a summary of our organizational and ownership structure after giving effect to this offering and the Concurrent Common Offering (assuming the underwriters do not exercise their option to purchase additional shares in this offering or the Concurrent Common Offering).

 THE OFFERING

Convertible preferred stock offered by us	1,000,000 shares (1,150,000 shares if the underwriters' option to purchase additional shares is exercised in full).
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 150,000 additional shares of our convertible preferred stock.
Liquidation preference	$50.00 per share of our convertible preferred stock, plus accumulated but unpaid dividends.
Dividends

Holders of our convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of          % per annum on the liquidation preference of $50.00 per share of convertible preferred stock, payable quarterly in arrears on          ,          ,          and          of each year, beginning on          , 2016. Dividends will accumulate for any period less than a full quarterly dividend period on the basis of a 360-day year consisting of twelve 30-day months from the most recent date on which dividends have been paid or, if no dividends have been paid, from the date of original issuance of the convertible preferred stock even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Dividends may be paid in cash or, subject to certain limitations, in Class A common stock or a combination thereof. See "Description of Convertible Preferred Stock—Dividends" and "Description of Convertible Preferred Stock—Method of Payment of Dividends."

If we elect to make any such payment, or any portion thereof, in shares of our Class A common stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 95% of the "market value" (as defined herein) per share of our Class A common stock prior to the applicable payment date for such dividend. In no event will the number of shares of our Class A common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $          , which amount represents approximately 30% of the "initial price" (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to the conversion rate as set forth below under "—Conversion Rate Adjustments" (such dollar amount, as adjusted, the "floor price"). For the avoidance of doubt, if we are unable to pay any shortfall in such dividend in cash, we will have no further obligation to pay such shortfall, except that such shortfall amount will be added to the amount payable upon liquidation, dissolution or winding up. To the extent that the amount of the declared dividend as to which we have elected to deliver shares of Class A common stock in lieu of cash exceeds the product of the number of shares of Class A common stock delivered in connection with such declared dividend and 95% of the market value, we will, if our existing credit facilities are amended after the date hereof to permit the payment of dividends on the convertible preferred stock and we are able to do so under the terms of our then-outstanding indebtedness and are otherwise legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash. For the avoidance of doubt, if we are unable to pay such excess amount in cash in accordance with the foregoing sentence, we will have no further obligation to pay such excess amount, except that such excess amount will be added to the amount payable upon liquidation, dissolution or winding up. See "Description of Convertible Preferred Stock—Liquidation Preference."

The initial price is $ , which is the closing price of our Class A common stock on The New York Stock Exchange on August , 2016.

We will make each dividend payment on the convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Class A common stock. We will give the holders of the convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Class A common stock no later than 10 scheduled trading days prior to the applicable payment date for such dividend. Because of certain restrictions on our available cash under the terms of our Revolver, we currently expect to elect to make dividend payments initially in a combination of cash and shares of our Class A common stock, although we expect to seek an amendment of the credit agreement governing our Revolver following the issuance of the convertible preferred stock to permit, subject to certain conditions set forth therein, payment of all or a portion of such dividends in cash. There is no assurance, however, that we will be successful in obtaining such an amendment. See "Risk factors—We are not obligated to pay dividends on the convertible preferred stock and no payment or adjustment will be made upon conversion for accumulated dividends" and "—The terms of our Revolver, indentures and other financing agreements will limit our ability to pay dividends in cash on the convertible preferred stock and will likely result in payment of a significant amount of dividends, including initial dividends, in Class A common stock, which issuances may adversely impact the value of such stock."

Ranking	The convertible preferred stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•

senior to (i) all classes of our common stock, including our Class A common stock and Class B common stock, par value $0.001 per share (our "Class B common stock"), and (ii) each other class or series of our capital stock established after the date of original issuance of the convertible preferred stock (the "Initial Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, "junior stock");

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on parity with any class or series of capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, "parity stock");

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junior to each class or series of capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, "senior stock");

• junior to all of our existing and future indebtedness; and
• structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries and any capital stock of our subsidiaries not held by us.
The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.

As of August 16, 2016, we had total consolidated debt of approximately $744.1 million, no outstanding shares of preferred stock outstanding and no capital stock that was senior to or on parity with the convertible preferred stock. We also have and, following this offering expect to have, the ability to incur a substantial amount of additional indebtedness, including under our Revolver.

Acquisition Termination Redemption

If the Purchase Agreement relating to the Pending STACK/SCOOP Acquisition terminates (other than by consummation of the Pending STACK/SCOOP Acquisition), we may redeem all, but not less than all, of the outstanding convertible preferred stock for cash on a redemption date to occur on or prior to February 13, 2017. The redemption price for each share of convertible preferred stock to be redeemed will be equal to the sum of (i) $50.50, (ii) accumulated and unpaid dividends on such convertible preferred stock to, but excluding, the redemption date and (iii) 90% of the excess, if any, of the redemption conversion value (as defined herein) over the initial conversion value (as defined herein) as described in "Description of Convertible Preferred Stock—Acquisition Termination Redemption". Following February 13, 2017, we may not redeem the convertible preferred stock. No sinking fund is provided for the convertible preferred stock.

In the case of such a redemption, we will provide notice not less than 40 nor more than 60 calendar days before the redemption date (in any manner permitted by DTC) to each holder of shares of convertible preferred stock.

Redemption at the holder's option

On          , 2024 (the "designated redemption date"), each holder of shares of convertible preferred stock shall have the right (a "redemption right") to require us to redeem any or all of the shares of our convertible preferred stock held by such holder outstanding on such designated redemption date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price equal to a liquidation preference of $50.00 per share plus all accrued dividends on the shares to but excluding the designated redemption date that have not been paid plus any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described herein (the "redemption price").

We will pay the redemption price in cash, except to the extent we publish notice in the form of a press release described below on or prior to 40 days prior to the designated redemption date electing to make all or any portion of such payment in shares of our Class A common stock. If we elect to make any such payment, or any portion thereof, in shares of our Class A common stock, such shares shall be valued for such purpose at 95% of the redemption value (as defined herein). For purposes of determining the number of shares of Class A common stock payable as all or a portion of the redemption price, "redemption value" means the average of the per share VWAP (as defined herein) of our Class A common stock for each day during a 20 consecutive trading day period ending on the third trading day prior to the designated redemption date.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with the redemption price exceed the redemption price divided by the greater of (i) the floor price and (ii) 95% of the redemption value. To the extent that the redemption price exceeds the product of the number of shares of Class A common stock delivered in respect of the redemption price and 95% of the redemption value, we will pay such excess in cash.
See "Description of Convertible Preferred Stock—Redemption at the Option of the Holder".
Conversion at the holder's option

Holders may convert their shares of convertible preferred stock at any time based on an initial conversion rate of          shares of our Class A common stock per share of convertible preferred stock (which is equivalent to an initial conversion price of approximately $          per share of our Class A common stock), subject to adjustment as described under "Description of Convertible Preferred Stock—Conversion Rate Adjustments."

Upon conversion, we will deliver, for each share of convertible preferred stock being converted, a number of shares of our Class A common stock equal to the conversion rate on the third business day immediately following the relevant conversion date.

Conversion at our option

At any time on or after August , 2021, we may give notice of our election to cause all outstanding shares of the convertible preferred stock to be automatically converted into shares of Class A common stock, if the closing sale price of our Class A common stock equals or exceeds $          or approximately          % of the conversion price then in effect for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of the convertible preferred stock, in which case each holder will receive, for each share of convertible preferred stock being converted, a number of shares of Class A common stock equal to the conversion rate, as described under "Description of Convertible Preferred Stock—Mandatory Conversion."

The mandatory conversion date will be no later than 10 calendar days after the date on which we issue such press release.

We may not authorize, issue a press release or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such conversion notice shall have been paid or such accumulated and unpaid dividends are declared and a sum (which may include shares of our Class A common stock) sufficient for payment of the dividends shall have been set aside for payment on or prior to the mandatory conversion date.

Fundamental change

If we undergo a "fundamental change" and a holder converts its convertible preferred stock at any time during the period beginning at 9:00 a.m., New York City time, on the trading day immediately following the effective date of such fundamental change and ending at 5:00 p.m., New York City time, on the 20th trading day immediately following such effective date (or if earlier, the mandatory conversion date), the holder will receive, for each share of convertible preferred stock surrendered for conversion, the greater of:

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a number of shares of our Class A common stock equal to the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as calculated and described under "Description of Convertible Preferred Stock—Determination of the Make-whole Premium;" and

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a number of shares of our Class A common stock equal to the conversion rate which will be adjusted to equal (i) the sum of the $50.00 liquidation preference plus an amount equal to all accrued dividends on the convertible preferred stock shares to but excluding the date fixed for liquidation, winding-up or dissolution that have not been paid, or declared and a sum sufficient for the payment thereof been set apart, plus any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described elsewhere herein, divided by (ii) the average of the closing sale prices of our Class A common stock for the five consecutive trading days ending on the third business day prior to such settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed          shares of Class A common stock per share of convertible preferred stock (subject to adjustment in the same manner as the conversion rate), which is equal to the $50.00 liquidation preference, divided by the floor price of our Class A common stock.

See "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" and "—Determination of the Make-whole Premium."
Limited voting rights

Except as required by Delaware law and our amended and restated certificate of incorporation, as amended (our "amended and restated certificate of incorporation"), which will include the certificate of designations for the convertible preferred stock, the holders of convertible preferred stock will have no voting rights unless dividends on, or any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements (as described herein) on, the convertible preferred stock or dividends on any other series of preferred stock or preference securities that ranks equally with the convertible preferred stock as to payment of dividends and with similar voting rights are in arrears for six or more quarterly dividend periods (whether or not consecutive). In that event, holders of the convertible preferred stock, voting as a single class with the shares of any other series of preferred stock or preference securities having similar voting rights (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other series of preferred stock or preference securities), will be entitled at the next regular or special meeting of our stockholders to elect two directors to our board of directors and the number of directors that comprise our board of directors will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the convertible preferred stock, and any such excess cash payment amounts, have been paid in full.

So long as any shares of the convertible preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the convertible preferred stock outstanding at the time, voting together as a single class with all series of parity stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of senior stock or reclassify any of our authorized capital stock into shares of senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of senior stock; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the convertible preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the convertible preferred stock and, provided further, that any increase in the amount of the authorized preferred stock, including the convertible preferred stock, or the creation or issuance of any additional shares of the convertible preferred stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the convertible preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Voting rights of our common stock

Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Each share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation. See "Description of Capital Stock" beginning on page 15 of the accompanying base prospectus.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $        after deducting underwriting discounts and commissions and offering expenses. We intend to use the net proceeds from this offering, together with $        net proceeds of the Concurrent Common Offering (including the net proceeds received upon exercise of the underwriters' option in either of the Securities Offerings), to fund a portion of the $136.5 million purchase price for the Pending STACK/SCOOP Acquisition (see "Prospectus Supplement Summary—Recent Developments—Pending Acquisitions—Pending STACK/SCOOP Acquisition"). If the Pending STACK/SCOOP Acquisition is not consummated or the purchase price is reduced because we acquire less than all of the Properties subject to the Purchase Agreement, we intend to use any remaining net proceeds for general corporate purposes, which may include leasehold interest and property acquisitions and working capital.

In order to fund the Pending STACK/SCOOP Acquisition, we intend to contribute the net proceeds from the sale of the convertible preferred stock to JEH LLC. In consideration of our contribution, JEH LLC will issue to us a number of JEH Mirror Preferred Units equal to the number of shares of convertible preferred stock issued by us in this offering. The terms of the JEH Mirror Preferred Units will have designations, preferences and other rights such that the economic interests attributable to the JEH Mirror Preferred Units are substantially the same as the economic rights of the convertible preferred stock described above.

See "Use of Proceeds" on page S-30 of this prospectus supplement.
Concurrent Common Offering

Concurrently with this offering of shares of our convertible preferred stock, we are making a public offering of 14,000,000 shares of our Class A common stock, and we have granted the underwriters of that offering a 30-day option to purchase up to 2,100,000 additional shares of our Class A common stock to cover over-allotments.

We cannot assure you that the Concurrent Common Offering will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the Concurrent Common Offering, and the closing of the Concurrent Common Offering is not conditioned upon the closing of this offering. Please see "Prospectus Supplement Summary—Recent Developments—Concurrent Offering of Shares of our Class A Common Stock" for a further description of the Concurrent Common Offering.

Exchange rights of holders of JEH LLC Units

Under the Exchange Agreement (the "Exchange Agreement") entered into by us, the Jones family entities, Metalmark Capital and certain other parties (collectively, the "Existing Owners"), holders of JEH LLC Units may exchange their JEH LLC Units (together with a corresponding number of shares of Class B common stock) for shares of Class A common stock (on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions).

U.S. federal income tax considerations

The U.S. federal income tax consequences of owning and disposing of the convertible preferred stock and any common stock received upon its conversion are described in "Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders." Prospective investors are urged to consult their own tax advisors regarding the tax consequences of owning and disposing of the convertible preferred stock and any common stock received upon its conversion in light of their personal investment circumstances, including consequences resulting from the possibility that actual or constructive distributions on the convertible preferred stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes, in which case they would not be treated as dividends for U.S. federal income tax purposes.

Book-entry delivery and form

Initially, the convertible preferred stock will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC. Beneficial interests in the permanent global certificates will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Risk factors

You should read the risk factors found in this prospectus supplement and in the documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, to ensure you understand the risks associated with an investment in our convertible preferred stock. See "Risk Factors" on page S-15 of this prospectus supplement and page 3 of the accompanying base prospectus.

New York Stock Exchange symbol for our Class A common stock	JONE

RISK FACTORS

        Our business is subject to uncertainties and risks. Before you invest in our convertible preferred stock, you should carefully consider the risk factors on page 3 of the accompanying base prospectus and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock into which our convertible preferred stock may convert could decline and you could lose all or part of your investment. Please also read "Cautionary Note Regarding Forward-Looking Statements" beginning on page S-ii of this prospectus supplement and beginning on page 30 of the accompanying base prospectus.

Risks related to our convertible preferred stock and Class A common stock

The convertible preferred stock ranks junior to all of our and our subsidiaries' indebtedness and other liabilities, as well as the capital stock of our subsidiaries held by third parties.

        In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay obligations on the convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company and the convertible preferred stock will effectively rank junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including our operating partnership, JEH LLC, and any capital stock of our subsidiaries not held by us. The rights of holders of the convertible preferred stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of that subsidiary's creditors and any other equity holders other than us with respect to our holdings of JEH Mirror Preferred Units. Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay amounts due on any or all of the convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the convertible preferred stock.

        We currently have no preferred stock outstanding and no other capital stock outstanding that is senior to or on parity with the convertible preferred stock. As of June 30, 2016, we had approximately $744.1 million of outstanding total consolidated indebtedness, which amount does not include any debt we expect to incur in connection with the Pending Acquisitions. We also have and, following this offering and the incurrence of indebtedness under our Revolver to fund a portion of the purchase price of the Pending STACK/SCOOP Acquisition, expect to have the ability to incur a substantial amount of additional indebtedness, including under our Revolver.

We are not obligated to pay dividends on the convertible preferred stock and no payment or adjustment will be made upon conversion for accumulated dividends.

        Quarterly dividends on the convertible preferred stock are only payable when, as and if declared by our board of directors. Our board of directors is not legally obligated to declare dividends, even if we have funds available for such purposes. Under Delaware law, dividends on capital stock may only be paid from "surplus" or, if there is no "surplus," from the corporation's net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay dividends on the convertible preferred stock would require the availability of adequate "surplus," which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our statutory capital. Further, even if adequate surplus is available to pay dividends on the convertible preferred stock, we may not have sufficient cash to pay dividends in cash on the convertible preferred stock. We may elect to pay dividends on the convertible preferred stock in shares of our Class A common stock; however, our ability to pay dividends in shares of our Class A common stock may be limited by the number of shares of Class A common stock we are authorized to issue under our amended and restated certificate of incorporation or by the terms of the convertible preferred stock. As of August 17, 2016, we had issued 32,819,222 shares of our Class A common stock out of 600,000,000 authorized shares under our amended and restated certificate of incorporation.

        No allowance or adjustment will be made upon conversion for any undeclared or, subject to limited exceptions, unpaid dividends.

The terms of our Revolver, indentures and other financing agreements will limit our ability to pay dividends in cash on the convertible preferred stock and will likely result in payment of a significant amount of dividends, including initial dividends, in Class A common stock, which issuances may adversely impact the value of such stock.

        Our covenants applicable to our Revolver and the indentures governing our currently outstanding senior notes currently restrict, and any indentures and other financing agreements that we enter into in the future may restrict, our ability to pay cash dividends on our capital stock, including the convertible preferred stock. These limitations may cause us to be unable to pay dividends in cash on the convertible preferred stock unless we can obtain an amendment of such provisions or refinance amounts outstanding under those agreements. Since we are not obligated to declare or pay dividends, we do not intend to do so to the extent we are restricted by any of our financing agreements. In most situations, however, we are permitted under our financing agreements to pay dividends in equity interests, including Class A common stock, as permitted by the terms of the convertible preferred stock. Accordingly, we expect that any initial dividends declared and paid in respect of the convertible preferred stock will be paid in Class A common stock, unless and until we obtain an amendment of our Revolver covenants. There is no assurance that we will obtain such an amendment. Issuance of shares of Class A common stock as dividends, upon an investor's exercise of its conversion or redemption right or upon the occurrence of conversion following a fundamental change will dilute ownership of the common stock and accordingly may adversely affect its market value.

The convertible preferred stock will be a new issuance that does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

        The shares of convertible preferred stock will be a new issue of securities with no established trading market. We do not intend to list the convertible preferred stock on any securities exchange. We cannot assure you that an active trading market in the convertible preferred stock will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the convertible preferred stock could be adversely affected and your ability to transfer your shares of convertible preferred stock will be limited.

The price of our Class A common stock, and therefore of the convertible preferred stock, may fluctuate significantly.

        The historical market price of our Class A common stock has fluctuated significantly, and we expect that the market price of our Class A common stock will continue to fluctuate. Because the convertible preferred stock is convertible into shares of our Class A common stock, volatility or depressed prices for our Class A common stock could have a similar effect on the trading price of the convertible preferred stock. Holders who have received shares of our Class A common stock upon conversion of their shares of convertible preferred stock will also be subject to the risk of volatility and depressed prices. The market price of our Class A common stock may fluctuate significantly in response to many factors, including those discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 9,

2016, the factors listed in "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus and:

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  actual or anticipated variations in our operating results or dividends;

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  changes in our funds from operations or earnings estimates;

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  publication of research reports about us or the industry, generally;

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  sales of a significant number of shares of our Class A common stock or Class B common stock by large stockholders, some of whom are currently restricted from selling the shares they hold;

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  increases in market interest rates;

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  changes in market valuations of similar companies;

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  adverse market reaction to any additional debt we incur in the future;

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  additions or departures of key management personnel;

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  actions by institutional shareholders;

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  speculation in the press or investment community;

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  the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement; and

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  general market and economic conditions.

In addition, the market price of our Class A common stock could also be affected by possible sales of our Class A common stock or Class B common stock by investors who view the convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Class A common stock. The hedging or arbitrage could, in turn, affect the trading price of the convertible preferred stock or any Class A common stock that holders receive upon conversion of the convertible preferred stock.

        Many of the factors listed above are beyond our control. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our Class A common stock. It is impossible to assure converting holders of the convertible preferred stock that the market price of our Class A common stock will not fall in the future.

Recent regulatory actions may adversely affect the trading price and liquidity of the convertible preferred stock.

        Some investors in, and potential purchasers of, the convertible preferred stock may employ, or seek to employ, a convertible arbitrage strategy with respect to the convertible preferred stock. Investors that employ a convertible arbitrage strategy with respect to convertible securities typically implement that strategy by selling short the security underlying the convertible security (i.e., our common units in the case of the convertible preferred stock) and dynamically adjusting their short position while they hold the convertible security. Investors may also implement this strategy by entering into swaps on the underlying security in lieu of or in addition to short selling the underlying security. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common units could adversely affect the ability of investors in, or potential purchasers of, the convertible preferred stock to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the convertible preferred stock. This could, in turn, adversely affect the trading price and liquidity of the convertible preferred stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common units). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the convertible preferred stock to effect short sales of our common units or enter into swaps on our common units could adversely affect the trading price and the liquidity of the convertible preferred stock.

        In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common units, in each case on commercially reasonable terms, the trading price and liquidity of the convertible preferred stock may be adversely affected.

Upon conversion of the convertible preferred stock, you may receive less valuable consideration than expected because the value of our Class A common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the convertible preferred stock, a converting holder will be exposed to fluctuations in the value of our Class A common stock during the period from the date such holder surrenders shares of convertible preferred stock for conversion until the date we settle our conversion obligation. Upon conversion, we will be required to deliver the shares of our Class A common stock on the third business day following the relevant conversion date. Accordingly, if the price of our Class A common stock decreases during this period, the value of the shares of Class A common stock that you receive will be adversely affected and would be less than the conversion value of the convertible preferred stock on the conversion date.

The conversion rate of the convertible preferred stock may not be adjusted for all dilutive events.

        The number of shares of our Class A common stock that you are entitled to receive upon conversion of the convertible preferred stock is subject to adjustment for certain specified events, including, but not limited to, the issuance of certain stock dividends on our Class A common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers, as described under "Description of Convertible Preferred Stock—Conversion Rate Adjustments." However, the conversion rate may not be adjusted for other events, such as employee and director option grants or offerings of our Class A common stock or securities convertible into Class A common stock (other than those set forth in "Description of Convertible Preferred Stock—Conversion Rate Adjustments") for cash or in connection with acquisitions, including the Concurrent Common Offering, which may adversely affect the market price of our Class A common stock. Further, if any of these other events adversely affects the market price of our Class A common stock, we expect it to also adversely affect the market price of our convertible preferred stock. In addition, the terms of our convertible preferred stock do not restrict our ability to offer Class A common stock or securities convertible into Class A common stock in the future or to engage in other transactions that could dilute our Class A common stock. We have no obligation to consider the interests of the holders of our convertible preferred stock in engaging in any such offering or transaction. If we issue additional shares of Class A common stock, those issuances may materially and adversely affect the market price of our comment stock and, in turn, those issuances may adversely affect the trading price of the convertible preferred stock.

The additional shares of our Class A common stock deliverable for shares of convertible preferred stock converted in connection with a fundamental change may not adequately compensate you.

        If a "fundamental change" (as defined herein) occurs, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our Class A common stock for shares of convertible preferred stock converted in connection with such fundamental change as described under "Description of Convertible Preferred Stock—Determination of the Make-whole Premium." The number of additional shares of our Class A common stock will be determined based on the date on which the fundamental change occurs or becomes effective and the price paid (or deemed to have been paid) per share of Class A common stock in the fundamental change as described under "Description of Convertible Preferred Stock—Determination of the Make-whole Premium." While this feature is designed to compensate you for any lost option time value of your shares of convertible preferred stock and lost dividends as a result of the fundamental change, the number of additional shares due upon conversion is only an approximation of this lost option time value and may not adequately compensate you for your loss as a result of such transaction. In addition, if the stock price for such transaction (as determined under "Description of Convertible Preferred Stock—Determination of the Make-whole Premium") is in excess of $            per share, or if such price is less than $            per share, in each case subject to adjustment in the same manner as such stock price, no additional shares will be added to the conversion rate. In such case, the conversion rate will instead be determined in accordance with the second bullet under "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" and the conversion rate as adjusted will not exceed                    shares of Class A common stock per share of convertible preferred stock, which is equal to the $50.00 liquidation preference, divided by a floor price of $            , which is approximately 30% of the closing sale price of our Class A common stock on August     , 2016.

        In addition, you will have no additional rights upon a fundamental change, other than the right to convert the convertible preferred stock into shares of our Class A common stock plus any additional shares or cash, at our election, as described above. Any shares of Class A common stock you receive upon a fundamental change may be worth less than the liquidation preference per share of convertible preferred stock.

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

        In some limited circumstances, we may not have reserved a sufficient number of shares of our Class A common stock to issue the full amount of shares of Class A common stock issuable upon conversion following a fundamental change.

Some significant restructuring transactions may not constitute a fundamental change but may nevertheless result in holders of the convertible preferred stock losing option time value.

        Upon the occurrence of a fundamental change, holders will have the rights described under "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" and "Description of Convertible Preferred Stock—Determination of the Make-whole Premium." However, these provisions will not afford protection to holders of convertible preferred stock in the event of other transactions that could adversely affect the value of the convertible preferred stock. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders would not have the protection afforded by the provisions described under "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" and "Description of Convertible Preferred Stock—Determination of the Make-whole Premium," even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of convertible preferred stock.

Upon a conversion in connection with a fundamental change, you may receive consideration worth less than the sum of the $            liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon.

        If a "fundamental change" described in this prospectus supplement occurs, regardless of the price paid (or deemed paid) per share of our Class A common stock in such fundamental change, then holders of convertible preferred stock will have the right to convert their shares prior to the special rights end date at an adjusted conversion rate that is designed to increase the value of the shares of our Class A common stock deliverable upon conversion of each share of convertible preferred stock to the sum of the $50.00 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon. However, if the price paid (or deemed paid) in such fundamental change is less than a floor price of $            per share (or approximately 30% of the closing sale price of our Class A common stock on August     , 2016), holders will receive a number of shares of Class A common stock worth less than the sum of the $50.00 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon. You will have no claim against us for the difference between the value of the consideration you receive upon a conversion in connection with a fundamental change and the $50.00 liquidation preference per share of convertible preferred stock, plus any accumulated and unpaid dividends thereon. Furthermore, our obligation to deliver such shares as described under "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" (whether paid or delivered, as the case may be, in cash or shares of our Class A common stock or some combination thereof) upon a conversion could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We have reserved a number of shares of our Class A common stock for issuance upon the conversion of the convertible preferred stock equal to the aggregate conversion rate, as may be increased by the make-whole premium, which, under limited circumstances, is less than the maximum number of shares of Class A common stock that we might be required to issue upon such conversion.

        When we issue the convertible preferred stock, we will only reserve, and be obligated under the terms of the convertible preferred stock to keep reserved at all times, a number of shares of our Class A common stock equal to the aggregate liquidation preference divided by the closing sale price of our Class A common stock immediately prior to the pricing of this offering (representing the aggregate conversion rate as may be increased by the make-whole premium). This is less than the maximum number of shares of our Class A common stock issuable upon conversion of the convertible preferred stock in connection with a fundamental change where we may be required to issue upon conversion of the convertible preferred stock                    shares of Class A common stock per share of convertible preferred stock, representing the liquidation preference per share divided by a floor price of $            , or approximately 30% of the closing sale price of our Class A common stock on August     , 2016. In that circumstance, we would not have reserved the full amount of shares of our Class A common stock issuable upon conversion of the convertible preferred stock. While we may satisfy our obligation to issue shares upon conversion of the convertible preferred shares by utilizing authorized, unreserved and unissued shares of Class A common stock, if any, or by redesignating reserved shares or purchasing shares in the open market, there can be no assurance that we would be able to do so at that time.

We may be unable to redeem the convertible preferred stock upon its redemption at the option of the holder.

        We are required to redeem an investor's shares of convertible preferred stock following the investor's exercise of its redemption right as described under "Description of the Convertible Preferred

Stock—Redemption under Option of the Holder." We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If at that time other arrangements prohibit us from satisfying the exercise of a put right, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we are not able to obtain the waivers or refinance these borrowings, we would be unable to satisfy the investor's put right.

We may issue additional series of preferred stock that rank equally to the convertible preferred stock as to dividend payments and liquidation preference.

        Neither our amended and restated certificate of incorporation nor the certificate of designations for the convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank equally to the convertible preferred stock as to dividend payments and liquidation preference. Our amended and restated certificate of incorporation provides that we have the authority to issue 100,000,000 shares of preferred stock, including the 1,000,000 shares (or 1,150,000 shares if the underwriters' over-allotment option is exercised in full) of convertible preferred stock being offered for sale pursuant to this prospectus supplement. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the convertible preferred stock in the event of our liquidation, winding-up or dissolution. It may also reduce dividend payments on the convertible preferred stock if we do not have sufficient funds to pay dividends on all convertible preferred stock outstanding and outstanding parity preferred stock.

You will have no rights with respect to the shares of our Class A common stock underlying your convertible preferred stock until you convert your convertible preferred stock, but you may be adversely affected by certain changes made with respect to our Class A common stock.

        You will have no rights with respect to the shares of our Class A common stock underlying your convertible preferred stock, including voting rights, rights to respond to Class A common stock tender offers, if any, and rights to receive dividends or other distributions on our Class A common stock, if any (in each case, other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your convertible preferred stock, but your investment in our convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of Class A common stock only as to matters for which the relevant record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws, as amended, requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A common stock.

You will have no voting rights except under limited circumstances.

        You do not have voting rights and will have no right to vote for any members of our board of directors, except in the case of certain dividend arrearages and as required by Delaware law and our amended and restated certificate of incorporation. If dividends payable on the convertible preferred stock or any other series of preferred stock or preference securities that ranks equally with the convertible preferred stock as to payment of dividends and with similar voting rights are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), holders of the convertible preferred stock, voting as a single class with the shares of any other series of preferred stock or preference securities having similar voting rights (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other series of preferred stock or preference securities), will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board of directors will be increased by the number of directors so elected, subject to the terms and limitations described in "Description of Convertible Preferred Stock—Limited voting rights."

Future issuances of preferred stock, or the perception that these issuances may occur, may adversely affect the market price for our Class A common stock.

        Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our Class A common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock and, thus, the market price of the convertible preferred stock to decline.

        Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, or the conversion of the convertible preferred stock or the payment of dividends on the convertible preferred stock in the form of shares of our Series A common stock, or the perception that such conversions or dividends could occur, could cause the market price of our Series A common stock and, thus, the market price of the convertible preferred stock to decline. Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock, and thus cause the market price of the convertible preferred stock to decline.

The availability of our common stock for sale in the future could reduce the market price of our common stock.

        In the future we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock in addition to the depositary shares offered hereby. Any of these events may dilute your ownership interest in our Company and have an adverse impact on the price of our common stock.

Certain rights of the holders of the convertible preferred stock and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of convertible preferred stock to exercise their rights associated with a potential fundamental change.

        Certain rights of the holders of the mandatory convertible preferred stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur, holders of the convertible preferred stock may have the right to convert their convertible preferred stock, in whole or in part, at an increased conversion rate, as described under "Description of Convertible Preferred Stock—Special Rights upon a Fundamental Change" and "Description of Convertible Preferred Stock—Determination of the Make-whole Premium." These features of the convertible preferred stock could increase the cost of acquiring us or otherwise discourage a potential acquiror from acquiring us or removing incumbent management, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

        In addition, provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws, and contracts to which we are a party, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See "Description of Capital Stock" in the accompanying prospectus.

We may not have sufficient earnings and profits in order for dividends on the convertible preferred stock to be treated as dividends for U.S. federal income tax purposes.

        The dividends payable by us on the convertible preferred stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. If that occurs, it will result in the amount of the dividends that exceed such earnings and profits being treated for U.S. federal income tax purposes first as a return of capital to the extent of the beneficial owner's adjusted tax basis in the convertible preferred stock, and the excess, if any, over such adjusted tax basis as capital gain. Such treatment will generally be unfavorable for corporate beneficial owners and may also be unfavorable to certain other beneficial owners. See "Material U.S. federal income tax considerations—Consequences to U.S. holders of convertible preferred stock or common stock."

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the convertible preferred stock even though you do not receive a corresponding cash distribution.

        The conversion rate of the convertible preferred stock is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a fundamental change occurs, under some circumstances, we will increase the conversion rate for shares of convertible preferred stock converted in connection with such fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. federal income tax considerations." If you are a non-U.S. holder (as defined in "Material U.S. federal income tax considerations"), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the convertible preferred stock. See "Material U.S. federal income tax considerations."

If you are a non-U.S. holder, dividends on our convertible preferred stock that are paid in shares of our common stock may be subject to U.S. federal withholding tax in the same manner as a cash dividend, which the withholding agent might satisfy through a sale of a portion of the common shares you receive as a dividend or through withholding of other amounts payable to you.

        We may elect to pay dividends on our convertible preferred stock in shares of our common stock rather than in cash. Any such stock dividends paid to you will be taxable in the same manner as cash dividends and, if you are a non-U.S. holder (as defined in "Material U.S. federal income tax considerations"), may be subject to U.S. federal withholding tax (at a 30% rate, or lower treaty rate, if applicable). Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you.

Non-U.S. holders, in certain situations, could be subject to U.S. federal income tax upon sale or other disposition of our convertible preferred stock or common stock.

        We believe that we are a U.S. real property holding corporation for U.S. federal income tax purposes. As a result, "non-U.S. holders" (as defined in "Material U.S. federal income tax considerations") whose ownership of our convertible preferred stock or common stock exceeds certain thresholds would be subject to U.S. federal income tax on gain from the disposition of our convertible preferred stock or common stock and would also be required to file U.S. federal tax returns with respect to such gain. If our convertible preferred stock is not considered to be "regularly traded" for U.S. federal income tax purposes, such non-U.S. holders may also be subject to a 15% withholding tax on proceeds of a sale or other disposition of our convertible preferred stock. See "Material U.S. federal income tax considerations."

We are a holding company and will require cash from our subsidiary operating partnership, JEH LLC, to make dividend payments on the convertible preferred stock.

        We are a holding company with no direct operations of our own and no independent ability to generate revenue. We rely primarily on dividends and other distributions from our subsidiary operating partnership, JEH LLC, to meet our ongoing obligations and provide funds for the payment of cash dividends on the convertible preferred stock to the extent declared by our board of directors. There are various legal limitations on the extent to which our subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Although we may maintain cash positions for liquidity at the holding company level, if JEH LLC were unable to supply us with cash over time, we could be unable to pay cash dividends to our preferred or common shareholders. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is "structurally subordinate" to the claims of the creditors of that subsidiary, including our operating partnership, JEH LLC.

Risks related to the Pending Acquisitions

The Pending Acquisitions may not be completed as anticipated, and even if the Pending Acquisitions are completed, we may fail to realize the benefits anticipated as a result of the Pending Acquisitions.

        The Pending STACK/SCOOP Acquisition is expected to close prior to the end of the third quarter of 2016, subject to satisfaction of title and environmental due diligence and closing conditions, many of which are beyond our control. In particular, the closing of the Pending STACK/SCOOP Acquisition is conditioned upon receipt of the consent of the Oklahoma probate court with jurisdiction over the assets of one of the Seller's equity owners. It has also been publicly reported that a representative of a group of lender creditors under a syndicated term loan to another of the Seller's equity owners has requested that the probate court permit the creditors to consent to sales of significant assets of the Seller's equity owner, although it is not clear whether such a request would include the Pending STACK/SCOOP Acquisition. There can be no assurance that such consent will be obtained or that the other closing conditions will be satisfied. An affiliate of Credit Suisse Securities (USA) LLC, an underwriter in this offering, is one of several lender creditors under the syndicated term loan described above. See "Underwriting—Certain Relationships." The Pending Anadarko Acquisition is expected to close by the end of August 2016, subject to the completion of due diligence and satisfaction of closing conditions, many of which are beyond our control. However, completion of either of the Pending Acquisitions is not a condition to completion of this offering of our convertible preferred stock or the Concurrent Common Offering.

        There are a number of risks and uncertainties relating to the Pending Acquisitions. For example, the Pending Acquisitions may not be completed, or may not be completed in the time frame, on the terms, or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that such conditions will be satisfied or that the Pending Acquisitions will be consummated. If these conditions are not satisfied or waived, one or both of the Pending Acquisitions will not be consummated. We also risk losing all or a portion of our substantial cash deposits under the acquisition agreements for the Pending Acquisitions, including a deposit of approximately $20.5 million for the Pending STACK/SCOOP Acquisition and a deposit of approximately $2.7 million for the Pending Anadarko Acquisition, if we fail to close either such transaction in breach of the respective agreement. In addition, properties that are identified to have title or environmental defects may be excluded from the Pending Acquisitions, so the properties acquired may not consist of the entire group of properties that are contemplated to be acquired in the Pending Acquisitions. There is no assurance that either of the Pending Acquisitions will close on or before the scheduled time for closing, or at all, or that the properties acquired will include all the properties expected to be acquired, and the closing of this offering or the Concurrent Common Offering is not conditioned on the closing of either of the Pending Acquisitions. Accordingly, if you decide to purchase our convertible preferred stock, you should be willing to do so whether or not we complete the Pending Acquisitions. The consummation of the Pending Acquisitions involves potential risks, including:

  •
  the failure to realize recoverable reserves;

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  regulatory compliance and permitting;

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  title issues or other unidentified or unforeseeable liabilities and costs;

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  the incurrence of liabilities or other compliance costs related to environmental or regulatory matters, including potential liabilities that may be imposed without regard to fault or the legality of conduct;

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  the diversion of management's attention from our existing properties; and

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  the incurrence of significant charges, such as asset devaluation or restructuring charges.

        If we consummate the Pending Acquisitions and if these risks or other unanticipated liabilities were to materialize, any desired benefits of the Pending Acquisitions may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted. We cannot assure you that we will realize value from the Pending Acquisitions that equals or exceeds the consideration paid.

If completed, the Pending STACK/SCOOP Acquisition may not achieve its intended results and may result in us assuming unanticipated liabilities. To date, we have conducted only limited diligence regarding the assets and liabilities we would assume in the Pending STACK/SCOOP Acquisition. These risks are heightened because the Pending STACK/SCOOP Acquisition, if consummated, would involve acquisition of a material amount of undeveloped acreage relative to our current undeveloped acreage position.

        We entered into the Purchase Agreement with the expectation that the Pending STACK/SCOOP Acquisition would result in various benefits and opportunities. Achieving the anticipated benefits of the Pending STACK/SCOOP Acquisition is subject to a number of risks and uncertainties. For example, under the Purchase Agreement, we have the opportunity to conduct customary environmental and title due diligence following the execution of the Purchase Agreement, but our diligence efforts to date have been limited. As a result, we may discover title defects or adverse environmental or other conditions of which we are currently unaware. Environmental, title and other problems could reduce the value of the properties to us, and, depending on the circumstances, we could have limited or no recourse to the Seller with respect to those problems. We will assume certain of the Seller's liabilities and are entitled to indemnification in connection with those liabilities in only limited circumstances and in limited amounts. We cannot assure that such potential remedies will be adequate for any liabilities we incur, and such liabilities could be significant.

        The risks involved in the Pending STACK/SCOOP Acquisition are heightened due to the size and location of the acquisition. The Pending STACK/SCOOP Acquisition, if consummated, would involve our acquisition of approximately 18,000 undeveloped net acres in Canadian, Grady and McClain Counties, Oklahoma, which is a material amount of undeveloped acreage relative to our approximately 27,248 undeveloped net acres as of December 31, 2015. In addition, the Properties to be acquired in the Pending STACK/SCOOP Acquisition are located in the STACK/SCOOP play, which is an area in which we do not have previous drilling experience. As a result, the risk that our ability to efficiently and effectively develop and produce the Properties acquired in the Pending STACK/SCOOP Acquisition is heightened. If we are unable to efficiently and effectively develop and produce the Properties, the areas may not be as economic as we anticipate and we may not realize the expected benefits of the acquisition.

        The anticipated future growth of our business will impose significant added responsibilities on management. The anticipated growth may place strain on our administrative and operational infrastructure. Our senior management's attention may be diverted from the management of daily operations to the integration of the Seller's business operations and the assets acquired in the Pending STACK/SCOOP Acquisition. Our ability to manage our business and growth will require us to apply our operational, financial and management controls, reporting systems and procedures to the acquired business. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities, and use more cash and other financial resources on integration and implementation activities than we anticipate. We may not be able to successfully integrate the Seller's operations into our existing operations, successfully manage this additional acreage or realize the expected economic benefits of the Pending STACK/SCOOP Acquisition, which may have a material adverse effect on our business, financial condition and results of operations.

        The development of the properties to be acquired will be subject to all of the risks and uncertainties associated with oil and gas activities as described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015.

A significant portion of the value of the Pending STACK/SCOOP Acquisition is associated with undeveloped acreage that is not held by production, will require substantial amounts of capital to develop and may not be economic.

        Most of the acreage we are acquiring in the Pending STACK/SCOOP Acquisition is undeveloped and will require substantial amounts of capital to fully develop, which we may not be able to fully fund or may require significant issuances or incurrence of equity or debt which may not be available to us or may only be available at a cost that does not allow us to achieve our plans, development schedule and production schedule associated with the acreage. We may also significantly change our development plans in response to commodities pricing. As a result, our investment in these areas may not achieve the production growth or returns we anticipate or may render development opportunities uneconomic, and we could incur material write-downs of unevaluated properties.

        In addition, because most of the acreage we are acquiring in the Pending STACK/SCOOP Acquisition is undeveloped, it is not held by production. Unless development or production, in accordance with the terms of the respective leases, is established, these leases will expire. If the acquired leases expire, we will lose our right to develop the Properties. Our drilling and development plans for the area are subject to change based upon various factors, many of which are beyond our control. If we are unable to establish the development or production necessary to hold our leases, we may be forced to pay extension fees to prevent those leases from expiring. If our leases expire or we are forced to pay extension fees in order to maintain them, the areas may not be as economic as we anticipate and we may not realize the expected benefits of the acquisition.

Failure to complete the Pending Acquisitions could negatively affect our stock price as well as our business and financial results.

        If the Pending Acquisitions are not completed, we will be subject to a number of risks, including but not limited to the following:

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  we must pay costs related to the Pending Acquisitions including, among others, legal, accounting and financial advisory fees, whether the acquisition is completed or not;

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  we may experience negative reactions from the financial markets; and

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  we could be subject to litigation related to the failure to complete the Pending Acquisitions.

        Each of these factors may adversely affect our business, financial results and stock price. This offering is not conditioned upon the consummation of the Pending Acquisitions. As a result, if the Pending Acquisitions are not consummated, holders of our common stock would be exposed to the risks described above and various other risks, including our inability to use the proceeds from this offering effectively and the additional dilution we would have incurred by issuing additional shares of our common stock in this offering.

Risks related to our business

Our business requires substantial capital expenditures, and we may be unable to obtain needed capital or financing on satisfactory terms or at all.

        Our exploration, exploitation, development and acquisition activities require substantial capital expenditures. Our total capital expenditures for 2015 were $200.1 million excluding the impact of asset retirement costs. On August 3, 2016, the Company announced a further revised 2016 capital expenditures program, lowering full year 2016 guidance (excluding acquisitions) by 10% to $90 million, primarily due to better than expected execution on the Company's Cleveland drilling program and maintenance projects coming in below budget. Historically, we have funded development and operating activities primarily through a combination of equity capital raised from a private equity partner and public equity offerings, through borrowings under our Revolver, through the issuance of debt securities and through internal operating cash flows. We intend to finance the majority of our capital expenditures for the remainder of 2016, including capital expenditures related to the Pending Acquisitions, with cash flows from operations and borrowings under our Revolver. Our capital expenditures have historically been greater than our cash flows from operations, and we expect our capital expenditures for the remainder of 2016 to continue to exceed our cash flows. In addition, we expect to borrow additional amounts under our Revolver to help fund the Pending STACK/SCOOP Acquisition which will reduce the availability under our Revolver. Availability under our Revolver is expected to be further reduced when our borrowing base is redetermined on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition. If necessary, we may also access capital through proceeds from potential asset dispositions and the issuance of additional debt and equity securities. Our cash flow from operations and access to capital are subject to a number of variables, including:

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  the estimated quantities of our oil, natural gas and NGL reserves;

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  the amount of oil, natural gas and NGLs we produce from existing wells;

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  the prices at which we sell our production;

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  any gains or losses from our hedging activities;

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  the costs of developing and producing our oil, natural gas and NGL reserves;

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  take-away capacity;

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  our ability to acquire, locate and produce new reserves;

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  the ability and willingness of banks to lend to us; and

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  our ability to access the equity and debt capital markets.

        If our cash flow from operations is not sufficient to fund our capital expenditure budget, we may have limited ability to obtain the additional capital necessary to conduct our operations at expected levels. Our Revolver and the indentures governing our 2022 Notes (as defined below) and 2023 Notes (as defined below) may restrict our ability to obtain new debt financing. We may not be able to obtain debt or equity financing on terms favorable to us, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a decline in our oil, natural gas and NGLs production or reserves, and in some areas a loss of properties.

        In addition, our estimate of the required development capital for the Pending Acquisitions may not be sufficient for the actual development capital needs of the Pending Acquisitions. If our estimate of the targeted development capital was lower than the actual needs of the Pending Acquisitions, we could be required to fund such additional development capital needs out of other operating cash flows or borrowings under our Revolver and through the capital markets.

        External financing may be required in the future to fund our growth. We may not be able to obtain additional financing, and financing under our Revolver and through the capital markets may not be available in the future. Without additional capital resources, we may be unable to pursue and consummate acquisition opportunities as they become available, and we may be forced to limit or defer our planned oil, natural gas and NGLs development program, which will adversely affect the recoverability and ultimate value of our oil, natural gas and NGLs properties, in turn negatively affecting our business, financial condition and results of operations.

The borrowing base under our Revolver is subject to redetermination and any reduction in the borrowing base may reduce our liquidity or result in our having to repay indebtedness under our Revolver earlier than anticipated.

        We have experienced significant recent declines in our borrowing base under our Revolver as a result of redeterminations and we expect further significant declines. The current borrowing base under our Revolver is $410 million. On August 16, 2016, we had availability of approximately $225 million on our Revolver. Upon the closing of the Pending Anadarko Acquisition, our borrowing base will automatically increase to $425 million. Our borrowing base is scheduled for redetermination on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition, due in large part to the roll off of hedge contracts and the commodity price environment. Further redeterminations occur at least semi-annually. Redeterminations are based primarily on reserve reports using lender commodity price expectations at such time. JEH and the administrative agent (acting at the direction of lenders holding at least 66 2/3% of the outstanding loans) may each request one unscheduled borrowing base redetermination between each scheduled redetermination. In addition, the lenders may elect to redetermine the borrowing base upon the occurrence of certain defaults under our material operating agreements or upon the cancellation or termination of certain of our joint development agreements. The borrowing base may also be reduced as a result of our issuance of unsecured notes, a continued or further reduction in the price or volume of our hedging positions or our consummation of significant asset sales. If current low commodity prices continue through such redetermination events, the borrowing base under our Revolver may be reduced.

        Any reduction in the borrowing base will reduce our liquidity, and, if a borrowing base reduction results in the outstanding amount of obligations under our Revolver exceeding the borrowing base, we will be required to repay the deficiency within a short period of time. If alternate sources of capital are not available, any such reductions can also adversely affect our ability to fund our drilling program and development of our undeveloped properties, including those that may be acquired in the Pending Acquisitions, which in turn can limit our ability to replace or add reserves and maintain or grow our borrowing base, and could adversely affect our business, financial condition and results of operations.

        Certain federal regulatory agencies, including the Office of the Comptroller of the Currency ("OCC"), the Federal Reserve, and the Federal Deposit Insurance Corp., have recently focused on oil and gas lenders' examinations and ratings of reserve-based loans, with a view towards encouraging such lenders to reduce their exposure to potentially substandard loans to oil and gas companies. In March 2016, the OCC issued an updated "Oil and Gas Production Lending" bank examination booklet, which details potential regulatory requirements related to reserve-based lending. Whether or not these regulatory agencies are successful in implementing stricter requirements related to reserve-based lending, oil and gas lenders may respond to these discussions by taking a more conservative approach in their lending practices, which could also adversely impact future borrowing base redeterminations under our Revolver.

Our level of indebtedness may reduce our financial flexibility.

        As of June 30, 2016 we had $185 million outstanding under our Revolver, approximately $409 million outstanding principal amount of 2022 Notes and $150.0 million outstanding principal amount of 2023 Notes. Our level of indebtedness may have several important effects on our future operations, including, without limitation:

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  requiring us to dedicate a significant portion of our cash flows from operations to support the payment of debt service;

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  increasing our vulnerability to adverse changes in general economic and industry conditions, and putting us at a competitive disadvantage relative to competitors that have fewer fixed obligations and greater cash flows to devote to their businesses;

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  limiting our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes; and

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  limiting our flexibility in operating our business and preventing us from engaging in certain transactions that might otherwise be beneficial to us.

        A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. If oil and natural gas prices remain at their current level for an extended period of time or continue to decline, we may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, and borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximatel $            after deducting underwriting discounts and commissions and offering expenses. We intend to use the net proceeds from this offering, together with $            of net proceeds of the Concurrent Common Offering (including the net proceeds received upon exercise of the underwriters' option in either of the Securities Offerings), to fund a portion of the $136.5 million purchase price for the Pending STACK/SCOOP Acquisition (see "Prospectus Supplement Summary—Recent Developments—Pending Acquisitions—Pending STACK/SCOOP Acquisition"). If the Pending STACK/SCOOP Acquisition is not consummated or the purchase price is reduced because we acquire less than all of the Properties subject to the Purchase Agreement, we intend to use any remaining net proceeds for general corporate purposes, which may include leasehold interest and property acquisitions and working capital.

        In order to fund the Pending STACK/SCOOP Acquisition, we intend to contribute the net proceeds from the sale of the convertible preferred stock to JEH LLC. In consideration of our contribution, JEH LLC will issue to us a number of JEH Mirror Preferred Units equal to the number of shares of convertible preferred stock issued by us in this offering. The terms of the JEH Mirror Preferred Units will have designations, preferences and other rights such that the economic interests attributable to the JEH Mirror Preferred Units are substantially the same as the economic rights of the convertible preferred stock described above.

        There is no assurance that the Concurrent Common Offering or the Pending STACK/SCOOP Acquisition will occur on or before a certain time, or at all. The closing of this offering is not conditioned on the consummation of the Pending STACK/SCOOP Acquisition or the Concurrent Common Offering. If the Pending STACK/SCOOP Acquisition does not occur, the proceeds of this offering will be used for general corporate purposes, including the payment of approximately $24.4 to fund the Pending Anadarko Acquisition.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2016:

  •
  on a historical basis;

  •
  as adjusted to give effect to the issuance and sale of the convertible preferred stock offered hereby (but not the application of the proceeds therefrom), after deducting underwriting discounts and commissions and estimated offering expenses;

  •
  as further adjusted to give effect to the issuance and sale of the Class A common stock offered pursuant to the Concurrent Common Offering (but not the application of the proceeds therefrom), after deductible underwriting discounts and commissions and estimated offering expenses; and

  •
  as further adjusted to give pro forma effect to the Pending Acquisitions (including the net proceeds of this offering, the Concurrent Common Offering and borrowing approximately $         million under our Revolver).

        The table below should be read in conjunction with, and is qualified in its entirety by reference to, "Use of Proceeds" and the other financial information in this offering memorandum as well as the historical consolidated financial statements and related notes included elsewhere or incorporated by reference in this offering memorandum.

	As of June 30, 2016
	Historical	As Adjusted		As Further Adjusted(2)		Pro Forma As Further Adjusted(2)(3)
	(in thousands)
Cash and cash equivalents	$59,298	$		$		$

Long-term debt:
Senior secured revolving credit facility(1)	$185,000		$185,000		$185,000	$
6.75% Senior Notes due 2022 ("2022 Notes")	409,148		409,148		409,148		409,148
9.25% Senior Notes due 2023 ("2023 Notes")	150,000		150,000		150,000		150,000

Total long-term debt	$744,148		$744,148		$744,148	$

Mezzanine equity:
% Series A Perpetual Convertible Preferred Stock	$—	$		$		$

Stockholders' equity:
Class A Common Stock	32		32
Class B Common Stock	31		31		31		31
Treasury stock	(358)		(358)		(358)		(358)
Additional paid-in capital	368,306		368,306
Retained earnings	32,235		32,235		32,235		32,235
Non-controlling interest	520,172		520,172		520,172		520,172

Total stockholders' equity	$920,418		$920,418	$		$

Total equity	$920,418	$		$		$

Total capitalization	$1,664,566	$		$		$

(1)
As of August 16, 2016, we had $185 million of outstanding borrowings under our Revolver and available borrowing capacity at such date of $225 million.

(2)
There is no assurance that the Concurrent Common Offering or the Pending Acquisitions will occur at all.

(3)
We expect to pay approximately $136.5 million to fund the closing of the Pending STACK/SCOOP Acquisition, which is expected to close in the third quarter of 2016, and approximately $27.1 million to fund the closing of the Pending Anadarko Acquisition, which is expected to close by August 31, 2016.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

			Year Ended December 31
	Six Months Ended June 30, 2016
			2015		2014	2013	2012		2011
Ratio of earnings to fixed charges	—	(1)	—	(2)	7.0	1.7	—	(3)	3.7

(1)
Earnings for the six months ended June 30, 2016 were insufficient to cover fixed charges by approximately $11.8 million.

(2)
Earnings for the year ended December 31, 2015 were insufficient to cover fixed charges by approximately $11.9 million.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $2.6 million.

        For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expense, the amortization of deferred financing costs, and a portion of rent expense on operating leases representative of an interest factor.

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

 PRICE RANGE OF CLASS A COMMON STOCK

        Our Class A common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "JONE." The following table shows the intra-day high and low sales prices per share of Class A common stock, as reported by the NYSE Composite Transactions Tape.

	High	Low
2014
First Quarter	$18.32	$13.05
Second Quarter	$20.57	$14.50
Third Quarter	$20.79	$17.26
Fourth Quarter	$18.82	$9.50
2015
First Quarter	$12.60	$7.74
Second Quarter	$11.63	$8.39
Third Quarter	$9.15	$4.41
Fourth Quarter	$6.05	$3.20
2016
First Quarter	$3.94	$1.26
Second Quarter	$4.88	$2.98
Third Quarter (through August 17, 2016)	$4.49	$3.16

        On August 17, 2016, the last sales price of the Class A common stock as reported on the NYSE was $3.58 per share. As of August 17, 2016, there were approximately 26 record holders of our Class A common stock and 10 record holders of our Class B common stock.

DIVIDEND POLICY

        In the past, we have not paid cash dividends on our Class A common stock, and we do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and development of our business. The restrictions on our present or future ability to pay dividends are included in the provisions in the Delaware General Corporation Law and in certain restrictive provisions in our Revolver and in the indentures executed in connection with our 2022 Notes and 2023 Notes.

DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

        The following is a summary of certain provisions of the certificate of designations for our      % Series A Perpetual Cumulative Convertible Preferred Stock (the "convertible preferred stock"). A copy of the certificate of designations and the form of the convertible preferred stock share certificate are available upon request from us at the address set forth under "Where you can find more information." The following summary of the terms of convertible preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations. As used in this section, the terms "the Company," "we," "our" and "us" refer to Jones Energy, Inc. and not to any of its subsidiaries and the term "JEH LLC" refers to Jones Energy Holdings, LLC.

General

        Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, as shall be set forth in the resolutions providing therefor and as may be permitted by the DGCL. We currently have no preferred stock outstanding and no capital stock that is senior to or on parity with the convertible preferred stock. At the consummation of this offering, we will designate and issue 1,000,000 shares of convertible preferred stock. In addition, we have granted the underwriters an option to purchase up to 150,000 additional shares of convertible preferred stock, solely to cover over-allotments. The series of convertible preferred stock is initially limited to 1,000,000 shares (or 1,150,000 shares if the underwriters exercise their over-allotment option in full), subject to our right to designate additional preferred stock as convertible preferred stock. See "Description of Capital Stock."

        When issued, the convertible preferred stock and any Class A common stock issued upon the conversion of the convertible preferred stock will be fully paid and non-assessable. The holders of the convertible preferred stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other securities of us of any class. The transfer agent, registrar, redemption, conversion and dividend disbursing agent for shares of both the convertible preferred stock and Class A common stock is American Stock Transfer & Trust Company, LLC. We do not intend to list the convertible preferred stock on a national securities exchange or interdealer quotation system.

        The convertible preferred stock is subject to mandatory conversion at our option, as described below in "—Mandatory Conversion," but is not redeemable by us and does not otherwise have the benefit of any "sinking fund" (which means that we are not required to redeem or retire the convertible preferred stock periodically).

Ranking

        The convertible preferred stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

  •
  senior to (i) all classes of our common stock, including our Class A common stock and Class B common stock, and (ii) each other class or series of our capital stock established after the date of original issuance of the convertible preferred stock (the "Initial Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the "junior stock");

  •
  on parity with any class or series of capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the "parity stock");

  •
  junior to each class or series of capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the "senior stock");

  •
  junior to all of our existing and future indebtedness; and

  •
  structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries and any capital stock of our subsidiaries not held by us.

        The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock. As of the date hereof we have no capital stock that will rank senior to or on parity with the convertible preferred stock.

        While any shares of convertible preferred stock are outstanding, we may not authorize or issue any class or series of senior stock (or any security convertible into senior stock) without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of convertible preferred stock. Without the consent of any holder of convertible preferred stock, however, we may authorize, increase the authorized amount of, or issue any class or series of, parity stock (including additional convertible preferred stock) or junior stock. See "—Limited Voting Rights" below.

Dividends

        Subject to the rights of holders of any class or series of our capital stock ranking senior to the convertible preferred stock with respect to dividends, holders of shares of convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, cumulative dividends at the rate per annum of      % per share on the liquidation preference of $50.00 per share of convertible preferred stock. Dividends on the convertible preferred stock will be payable quarterly in arrears on                ,                ,                 ,                 and                of each year, beginning on                    , 2016 (each, a "dividend payment date") at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid, or if no dividends have been paid, from the Initial Issue Date of the convertible preferred stock, whether or not any of our agreements prohibit the current payment of dividends, we have earnings or funds legally available to pay such dividends or we declare the payment of dividends. Declared dividends may be paid in cash or in Class A common stock as provided below under "—Method of Payment of Dividends." Declared dividends will be payable to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the                ,                 ,                 and                , as the case may be, immediately preceding the relevant dividend payment date (each, a "regular record date").

        Accumulated and unpaid dividends for any past dividend periods may be declared and paid at any time to holders of record not more than 30 nor less than 10 calendar days immediately preceding any dividend payment date and will not bear interest. We will provide not less than 20 scheduled trading days' notice prior to such dividend payment date. Dividends payable on the convertible preferred stock for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        A "scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our Class A common stock is listed or admitted for trading. If our Class A common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day." A "trading day" means a day during which trading in our Class A common stock generally occurs on the New York Stock Exchange, on the principal other national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not listed on a national or regional securities exchange, on the principal other market on which our Class A common stock is then listed or admitted for trading. If our Class A common stock is not so listed or admitted for trading, "trading day" means a business day. A "business day" means any day other than Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        No dividend will be declared or paid upon, or any sum of cash or number of shares of our Class A common stock set apart for the payment of dividends upon, any outstanding share of the convertible preferred stock with respect to any dividend period unless all accrued dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of our Class A common stock has been set apart for the payment of such dividends upon, all outstanding shares of convertible preferred stock.

        So long as any shares of convertible preferred stock remain outstanding, no dividends or other distributions (other than a dividend or distribution payable solely in shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) and cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any parity stock or junior stock, nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity stock or junior stock) by us or on our behalf, unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid upon, or a sum sufficient of cash or number of shares of our Class A common stock for the payment thereof is set apart for such dividends upon, the convertible preferred stock and any parity stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The foregoing limitation shall not apply to: (i) conversion into or exchange for shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) and cash solely in lieu of fractional shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock), (ii) payments in connection with the satisfaction of employees' tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), (iii) purchases, redemptions or other acquisitions of parity stock or junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, (iv) any dividends or distributions of rights in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan, or (v) the deemed purchase or acquisition of fractional interests in shares of parity stock or junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

        Notwithstanding the foregoing, if full dividends have not been paid on the convertible preferred stock and any parity stock, dividends may be declared and paid on the convertible preferred stock and such parity stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the convertible preferred stock and such parity stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the convertible preferred stock and such parity stock bear to each other.

        Holders of shares of the convertible preferred stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

        If any dividend payment date falls on a day that is not a business day, the required payment will be on the next succeeding business day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of the delay.

        Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of our and our subsidiaries' existing and future indebtedness and may be limited by applicable Delaware law. For example, our Revolver and the indentures governing our currently outstanding senior notes contain, and any credit facilities we enter into in the future may contain, restrictions on our ability to make cash dividend payments if we fail to maintain customary financial ratios or other financial tests or if we are otherwise in default thereunder or under the indentures governing our senior notes. In addition, our ability to declare and pay dividends on the convertible preferred stock in shares of our Class A common stock may be limited by applicable Delaware law. See "Risk factors—Risks related to our convertible preferred stock and Class A common stock—We are not obligated to pay dividends on the convertible preferred stock and no payment or adjustment will be made upon conversion for accumulated dividends."

        Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our Class A common stock, from time to time out of funds legally available for such payment, and holders of the convertible preferred stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

        Subject to certain restrictions, we may elect to pay any dividend on the convertible preferred stock for a current dividend period or any prior dividend period (including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in "—Mandatory Conversion"; "—Special Rights Upon a Fundamental Change" and "—Determination of the Make-whole Premium"), determined in our sole discretion:

  •
  in cash;

  •
  by delivery of shares of our Class A common stock; or

  •
  by delivery of any combination of cash and shares of our Class A common stock.

        All cash payments to which a holder of convertible preferred stock is entitled in connection with a declared dividend on the convertible preferred stock will be rounded to the nearest cent. If we elect to make a dividend payment, or any portion thereof, in shares of our Class A common stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 95% of the "market value" (as defined below under "—Conversion Rate Adjustments") per share of our Class A common stock as determined on the second trading day immediately prior to the applicable payment date for such dividend.

        We will make each dividend payment on the convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Class A common stock. We will give the holders of the convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Class A common stock no later than 10 scheduled trading days prior to the applicable payment date for such dividend.

        Notwithstanding the above, we may not pay any portion of a dividend on the convertible preferred stock by delivery of Class A common stock unless (i) the Class A common stock to be delivered as payment therefor is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is our affiliate or (ii) a shelf registration statement relating to that Class A common stock has been filed with the SEC and is effective to permit the resale of that Class A common stock by the holders thereof. It is our current belief that any Class A common stock we would deliver in connection with a dividend payment would be freely transferable by the recipient, other than by reason of the fact that such recipient is our affiliate. Further, because of certain restrictions on our available cash under the terms of our Revolver, we currently expect to elect to make dividend payments initially in a combination of cash and shares of our Class A common stock, although we expect to seek an amendment of the credit agreement governing our Revolver following the issuance of the convertible preferred stock to permit, subject to certain conditions set forth therein, payment of all or a portion of such dividends in cash. There is no assurance, however, that we will be successful in obtaining such an amendment. See "Risk factors—Risks related to our convertible preferred stock and our Class A common stock—We are not obligated to pay dividends on the convertible preferred stock and no payment or adjustment will be made upon conversion for accumulated dividends" and "—The terms of our Revolver, indentures and other financing agreements will limit our ability to pay dividends in cash on the convertible preferred stock and will likely result in payment of a significant amount of dividends, including initial dividends, in Class A common stock, which issuances may adversely impact the value of such stock."

        Notwithstanding the foregoing, in no event will the number of shares of our Class A common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $            , which amount represents approximately 30% of the "initial price" (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to the conversion rate as set forth below under "—Conversion Rate Adjustments" (such dollar amount, as adjusted, the "floor price"). For the avoidance of doubt, if we are unable to pay any shortfall in such dividend in cash, we will have no further obligation to pay such shortfall, except that such shortfall amount will be added to the amount payable upon liquidation, dissolution or winding up as described below under "—Liquidation Preference." To the extent that the amount of the declared dividend as to which we have elected to deliver shares of Class A common stock in lieu of cash exceeds the product of the number of shares of Class A common stock delivered in connection with such declared dividend and 95% of the market value, we will, if our existing credit facilities are amended after the date hereof to permit the payment of dividends on the convertible preferred stock and we are able to do so under the terms of our then-outstanding indebtedness and are otherwise legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash. For the avoidance of doubt, if we are unable to pay such excess amounts in cash in accordance with the foregoing sentence, we will have no further obligation to pay such excess amount, except that such excess amount will be added to the amount payable upon liquidation, dissolution or winding up as described below under "—Liquidation Preference."

        The initial price is $            , which is the closing price of our Class A common stock on The New York Stock Exchange on August     , 2016.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of convertible preferred stock will be entitled to receive and to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of shares of senior stock and before any payment or distribution is made to holders of junior stock (including our Class A common stock and Class B common stock), a liquidation preference in the amount of $            per share of convertible preferred stock (the "liquidation preference"), plus an amount equal to accrued and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution plus any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described in "—Method of Payment of Dividends." If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends plus any such unpaid excess cash payment amounts on the shares of the convertible preferred stock and all parity stock are not paid in full, the holders of the convertible preferred stock and such parity stock will share equally and ratably in any distribution of our assets in proportion to their respective full liquidation preference and an amount equal to accumulated and unpaid dividends and any such unpaid excess cash payments to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends and any such unpaid excess cash payments to which they are entitled, the holders of the convertible preferred stock will have no right or claim to any of our remaining assets. Neither the sale, conveyance, exchange or transfer of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, nor any share exchange or division involving the Company in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, no payment will be made to the holders of the convertible preferred stock pursuant to this "—Liquidation Preference" section upon the voluntary or involuntary liquidation, dissolution or winding up of any of our subsidiaries or upon any reorganization of our subsidiaries with or without our approval or the approval of our stockholders (including a merger or conversion of JEH LLC into a corporation if the managing member determines in its sole discretion that it is no longer in the interests of JEH LLC to continue as a partnership for U.S. federal income tax purposes).

        The certificate of designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of the convertible preferred stock even though it is substantially in excess of the par value thereof.

Limited Voting Rights

        The holders of the convertible preferred stock will have no voting rights except as described below or as otherwise required by Delaware law.

        If dividends on, or any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described in "—Method of Payment of Dividends" on, the convertible preferred stock or dividends on any other series of preferred stock or preference securities that ranks equally with the convertible preferred stock as to payment of dividends and with similar voting rights are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive and including the dividend period beginning on the Initial Issue Date and ending on                    , 2016), (a "nonpayment") the holders of the convertible preferred stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other series of preferred stock or preference securities), will be entitled at our next regular or special meeting of stockholders to elect two additional directors to our board of directors. Upon the election of any additional directors, the number of directors that comprise our board of directors shall be increased by such number of additional directors.

        Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the convertible preferred stock, and any such excess cash payment amounts have been paid in full (a "nonpayment remedy"), and at such time, automatically and without any further action by us, the right of the holders of the convertible preferred stock to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting our board of directors will be reduced accordingly

        Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of perpetual convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate our amended and restated bylaws as in effect on the date of this prospectus supplement or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

        So long as any shares of the convertible preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the convertible preferred stock outstanding at the time, voting together as a single class with all series of parity stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting: (a) authorize or create, or increase the authorized or issued amount of, any class or series of senior stock or reclassify any of our authorized capital stock into shares of senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of senior stock; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the convertible preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the convertible preferred stock and, provided further, that any increase in the amount of the authorized preferred stock, including the convertible preferred stock, or the creation or issuance of any additional shares of the convertible preferred stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the convertible preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        In all cases in which the holders of convertible preferred stock shall be entitled to vote, each share of convertible preferred stock shall be entitled to one vote.

Acquisition Termination Redemption

        If the Purchase Agreement terminates (other than by consummation of the Pending STACK/SCOOP Acquisition), we may redeem all, but not less than all, of the outstanding convertible preferred stock for cash on a redemption date to occur on or prior to February 13, 2017. In the case of such a redemption, we will provide not less than 40 nor more than 60 calendar days' notice before the redemption date (in any manner permitted by DTC) to each holder of convertible preferred stock. The redemption price for each share of convertible preferred stock to be redeemed will be equal to the sum of (i) $50.50, (ii) accumulated and unpaid dividends on such convertible preferred stock to, but excluding, the redemption date and (iii) 90% of the excess, if any, of the redemption conversion value over the initial conversion value (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding dividend payment date, in which case we will pay the full amount of accumulated and unpaid dividends to the holder of record as of the close of business on such regular record date and the redemption price will not include any accumulated and unpaid dividends on the convertible preferred stock). The redemption date must be a business day. Following February 13, 2017, the convertible preferred stock will not be redeemable.

        The "redemption conversion value" means, with respect to any redemption date, the average of the per share VWAP of our Class A common stock for each day during a 20 consecutive trading day period ending immediately prior to the redemption date.

        The "initial conversion value" means the product of (i)                         , which is the initial conversion rate for the convertible preferred stock (as described in "—Conversion Rights") and (ii)                         , the public offering price for our Class A common stock in the Concurrent Common Offering.

        "VWAP" means the volume-weighted average price, as displayed under the heading "Bloomberg VWAP" on Bloomberg page "JONE <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume-weighted average price is unavailable on any such day, the closing sale price shall be used for such day). The per share VWAP on each such day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        We may be prohibited from exercising these optional rights of redemption by provisions of our credit agreements, indentures or other loan documents.

        No "sinking fund" is provided for the convertible preferred stock, which means that we are not required to redeem or retire the convertible preferred stock periodically. There is no assurance that we will exercise this option in the event of termination of the Purchase Agreement.

Redemption at the Option of the Holder

        On                    , 2024 (the "designated redemption date"), each holder of shares of convertible preferred stock shall have the right (a "redemption right") to require the Company to redeem any or all of the shares of convertible preferred stock of such holder outstanding on such designated redemption date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price equal to a liquidation preference of $50.00 per share, plus an amount equal to all accrued dividends on the shares to but excluding the designated redemption date that have not been paid, or declared and a sum sufficient for the payment thereof been set apart, plus any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described in "—Method of Payment of Dividends" (the "redemption price").

        To exercise its redemption right in respect of the designated redemption date and as a condition to receive the redemption price by such holder, a holder must, no later than 5:00 p.m., New York City time, on the date that is 60 calendar days prior to the designated redemption date (or the next business day, if such date is not a business day):

          (i)    deliver to our transfer agent, in its capacity as redemption and paying agent (or such other agent designated by the Company) a duly completed notice of redemption (a "Notice of Redemption") in compliance with the procedures of The Depositary Trust Company ("DTC") for tendering interests in global certificates specifying the number of shares of convertible preferred stock being tendered for redemption on the designated redemption date held by such holder; and

          (ii)   make book-entry transfer of shares of convertible preferred stock in compliance with the procedures of DTC or otherwise surrender to the redemption and transfer agent certificates representing the shares of convertible preferred stock being tendered for redemption on the designated redemption date.

        Notwithstanding anything herein to the contrary, any holder delivering to the redemption and paying agent a Notice of Redemption shall have the right to withdraw, in whole or in part, such Notice of Redemption at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the designated redemption date by delivery of a written notice of withdrawal to the redemption and paying agent in accordance with applicable DTC procedures.

        We may pay the redemption price, determined in our sole discretion:

  •
  in cash;

  •
  by delivery of shares of our Class A common stock; or

  •
  through any combination of cash and shares of our Class A common stock.

        We will pay the redemption price in cash, except to the extent we publish notice in the form of a press release described below on or prior to 40 calendar days prior to the designated redemption date electing to make all or any portion of such payment in shares of our Class A common stock. If we elect to make any such payment, or any portion thereof, in shares of our Class A common stock, such shares shall be valued for such purpose at 95% of the redemption value, as defined in the next sentence. For purposes of determining the number of shares of Class A common stock payable as all or a portion of the redemption price, "redemption value" means the average of the per share VWAP of our Class A common stock for each day during a 20 consecutive trading day period ending on the third trading day prior to the designated redemption date. The per share volume-weighted average price on each day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        Notwithstanding the foregoing, in no event will the number of shares of our Class A common stock delivered in connection with the redemption price exceed the redemption price divided by the greater of (i) the floor price and (ii) 95% of the redemption value. To the extent that the redemption price exceeds the product of the number of shares of Class A common stock delivered in respect of the redemption price and 95% of the redemption value, we will pay such excess in cash.

        To exercise our right to pay all or a portion of the redemption price in shares of our Class A common stock, we must issue a notice in the form of a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by us) at least 40 calendar days prior to the designated redemption date, or such other earlier date as may be required by law. In addition to any information required by applicable law or regulation, the press release shall state, as appropriate:

  •
  the designated redemption date;

  •
  the last time and date at which a holder must deliver to our redemption and paying agent named therein a Notice of Redemption to exercise its redemption right with respect to the designated redemption date and the procedures that must be followed to deliver shares of convertible preferred stock tendered for redemption on the designated redemption date;

  •
  the portion of the redemption price (expressed in a percentage or fraction, if less than all) to be paid in shares of Class A common stock (subject to the limitation on payment in shares set forth in the immediately preceding paragraph); and

  •
  the first date of the 20 consecutive trading day period in determining the applicable redemption value applicable to the designated redemption date.

        If the Company shall not have sufficient funds legally available to redeem, as of the designated redemption date, all shares of convertible preferred stock with respect to which holders have exercised a redemption right, the Company shall redeem on the designated redemption date, pro rata among the holders that have exercised their redemption right, a number of shares of convertible preferred stock with an aggregate redemption price equal to the amount legally available for the redemption of shares of convertible preferred stock on such designated redemption date. At such time, as soon as practicable thereafter, that the Company has sufficient funds legally available to redeem such shares of convertible preferred stock not redeemed because of the foregoing limitation at the applicable redemption price, the Company shall provide notice to the holders of the availability of such funds and the holders at that time may elect to invoke their redemption right within 30 calendar days of such notice. In addition, if the Company does not make the redemption payment as of the designated redemption date relating to all of the shares of convertible preferred stock with respect to which holders have properly exercised a redemption right, the Company will pay dividends on such shares not redeemed at a dividend rate equal to 10% per annum, accruing daily from the designated redemption date until the redemption price, plus all unpaid dividends accrued pursuant to this sentence, whether or not declared, thereon, are paid in full in respect of such shares of convertible preferred stock. The inability of the Company to make a redemption payment for any reason shall not relieve the Company from its obligation to effect any required redemption when, as and if permitted by applicable law.

        So long as any shares of convertible preferred stock remain outstanding, from and after the designated redemption date unless the redemption price has been paid in full for all shares of convertible preferred stock properly tendered for redemption on the designated redemption date, no dividends or other distributions (other than a dividend or distribution payable solely in shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) and cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any parity stock or junior stock, nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity stock or junior stock) by us or on our behalf unless the redemption price has been paid in full upon, or a sum sufficient for the payment thereof is set apart for such payment upon, the convertible preferred stock and any dividends on all parity stock for all dividend payment periods ending on or prior to the designated redemption date have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of parity stock. The foregoing limitation shall not apply to: (i) conversion into or exchange for shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) and cash solely in lieu of fractional shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock), (ii) payments in connection with the satisfaction of employees' tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), (iii) purchases, redemptions or other acquisitions of parity stock or junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, (iv) any dividends or distributions of rights in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan, or (v) the deemed purchase or acquisition of fractional interests in shares of parity stock or junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. If a holder does not elect to exercise its redemption right with respect to all of its shares of convertible preferred stock, the shares of convertible preferred stock held by it and not surrendered for redemption by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled. From and after the redemption date with respect to any share of convertible preferred stock for which a holder elected to effect a redemption right and the Company has redeemed in accordance with these provisions, (i) dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of convertible preferred stock is redeemed by the payment in full of the applicable redemption price, such share convertible preferred stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

        If the designated redemption date falls on a day that is not a business day, the payment of the redemption price will be on the next succeeding business day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of this delay.

        In connection with the our determination to issue shares of our Class A common stock in satisfaction of all or a portion of the redemption price, we will comply with all federal and state securities laws and stock exchange rules in connection with any redemption of shares of convertible preferred stock for shares of our Class A common stock. We may not pay any portion of the redemption price on the convertible preferred stock by delivery of Class A common stock unless (i) the Class A common stock to be delivered as payment therefor is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is our affiliate or (ii) a shelf registration statement relating to that Class A common stock has been filed with the SEC and is effective to permit the resale of that Class A common stock by the holders thereof. It is our current belief that any Class A common stock we would deliver in connection with a redemption would be freely transferable by the recipient, other than by reason of the fact that such recipient is our affiliate.

Conversion rights

        Holders may convert their shares of convertible preferred stock at any time based on an initial conversion rate of                 shares of our Class A common stock per share of convertible preferred stock (which is equivalent to an initial conversion price of approximately $            per share of our Class A common stock), subject to adjustment as described under "—Conversion Rate Adjustments." The "conversion price" at any time means $            , divided by the conversion rate in effect at such time.

        Upon conversion, we will deliver for each share of convertible preferred stock being converted a number of shares of our Class A common stock equal to the conversion rate on the third business day immediately following the relevant conversion date.

        The holders of shares of convertible preferred stock at 5:00 p.m., New York City time, on a regular record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such regular record date or our default in payment of the dividend due on such dividend payment date.

        However, notwithstanding the foregoing, shares of convertible preferred stock surrendered for conversion during the period between 5:00 p.m., New York City time, on any regular record date and 5:00 p.m., New York City time, on the business day immediately preceding the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date; provided, that no such payment is required in respect of a mandatory conversion during such period or if the special rights end date occurs during such period. Except as provided above with respect to a voluntary conversion, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A common stock issued upon conversion.

        If you hold a beneficial interest in a global share of convertible preferred stock, to convert you must comply with DTC's procedures for converting a beneficial interest in a global security and, if required, pay funds equal to any dividend payable on the next dividend payment date to which you are not entitled (as described in the preceding paragraph).

        If you hold a certificated share of convertible preferred stock, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the certificated share, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the certificated share to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to any dividend payable on the next dividend payment date to which you are not entitled (as described in the preceding paragraph); and

  •
  if required, pay all transfer or similar taxes, if any, described below.

        You will not be required to pay any transfer or similar taxes due upon conversion other than any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of shares of Class A common stock, if any, due upon conversion in a name other than that of the converting holder (in which case, the holder will pay such tax or duty). Shares of Class A common stock will be issued and delivered only after all applicable transfer or similar taxes, if any, payable by you have been paid in full.

        Upon surrender of a share of convertible preferred stock for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

        We refer to the date you satisfy all the foregoing requirements and comply with the relevant procedures for conversion described above as the "conversion date."

        Each conversion will be deemed to have been effected as to any shares of convertible preferred stock surrendered for conversion immediately prior to 5:00 p.m., New York City time, on the conversion date, and the person in whose name the shares of our Class A common stock shall be issuable upon such conversion will become the holder of record of such shares as of 5:00 p.m., New York City time, on such conversion date.

Mandatory Conversion

        At any time on or after August         , 2021, we may give notice of our election to cause all outstanding shares of the convertible preferred stock to be automatically converted into shares of Class A common stock, if the closing sale price of our Class A common stock equals or exceeds $        or approximately      % of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of the convertible preferred stock as described below, in which case each holder will receive, for each share of convertible preferred stock being converted, a number of shares of our Class A common stock equal to the conversion rate.

        A "trading day" means a day during which trading in our Class A common stock generally occurs on the New York Stock Exchange or, if our Class A common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not listed on a national or regional securities exchange, on the principal other market on which our Class A common stock is then listed or admitted for trading. If our Class A common stock is not so listed or admitted for trading, "trading day" means a business day.

        The "closing sale price" of our Class A common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which our Class A common stock is traded or, if our Class A common stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the "closing sale price" will be the last quoted bid price for our Class A common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the "closing sale price" will be the average of the mid-point of the last bid and ask prices for our Class A common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by us) prior to 9:00 a.m., New York City time, on the first trading day immediately following any date on which the condition described in the first paragraph of this "Mandatory Conversion" section is met, announcing such a mandatory conversion. The conversion date will be a date selected by us (the "mandatory conversion date") that will be no later than 10 calendar days after the date on which we issue such press release.

        In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

  •
  the mandatory conversion date;

  •
  the number of shares of Class A common stock to be issued upon conversion of each share of convertible preferred stock; and

  •
  that dividends on the convertible preferred stock to be converted will cease to accrue on the mandatory conversion date.

        On and after the mandatory conversion date, dividends will cease to accrue on the convertible preferred stock called for a mandatory conversion and all rights of holders of such convertible preferred stock will terminate except for the right to receive the shares of Class A common stock issuable upon conversion thereof. The full amount of any dividend payment with respect to the convertible preferred stock called for a mandatory conversion on a date during the period beginning at 5:00 p.m., New York City time, on any regular record date for the payment of dividends and ending at 5:00 p.m., New York City time, on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such share at 5:00 p.m., New York City time, on such regular record date if such share has been converted after such regular record date and prior to such dividend payment date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion, no payment or adjustment will be made upon conversion of convertible preferred stock for accumulated and unpaid dividends or dividends with respect to the Class A common stock issued upon such conversion thereon.

        We may not authorize, issue a press release or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such conversion notice shall have been paid or such accumulated and unpaid dividends are declared and a sum (which may include shares of our Class A common stock) sufficient for payment of the dividends shall have been set aside for payment on or prior to the conversion date.

No Fractional Shares

        No fractional shares of Class A common stock or securities representing fractional shares of Class A common stock will be delivered upon redemption or conversion of the convertible stock, whether voluntary or mandatory, or in respect of dividend payments on the convertible preferred stock made in Class A common stock. Instead, we will round up to the nearest whole share of Class A common stock.

Conversion Rate Adjustments

        The conversion rate will be adjusted, without duplication, upon the occurrence of any of the following events:

(1)
If we exclusively issue shares of our Class A common stock as a dividend or distribution on all shares of our Class A common stock, or if we effect a share subdivision or share combination, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share subdivision or share combination, as the case may be;
CR1	=
the conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date of such share subdivision or share combination, as the case may be;
OS0	=
the number of shares of our Class A common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share subdivision or share combination, as the case may be; and
OS1	=
the number of shares of our Class A common stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

  Any adjustment made under this clause (1) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the earlier of (a) the date our board of directors, or an authorized committee thereof, determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the conversion rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared. For the purposes of this clause (1), the number of shares of Class A common stock outstanding at 5:00 p.m., New York City time, on the record date shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2)
If we distribute to all or substantially all holders of our Class A common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days after the date of issuance thereof, to purchase or subscribe for shares of our Class A common stock at a price per share that is less than the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such distribution;
OS0	=	the number of shares of our Class A common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
X	=	the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our Class A common stock equal to the quotient of (A) aggregate price payable to exercise such rights, options or warrants, and (B) the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution.

  Any increase made under this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. To the extent that shares of Class A common stock are not issued prior to the expiration or termination of such rights, options or warrants, the conversion rate shall be decreased, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the earlier of (a) the date our board of directors, or an authorized committee thereof, determines not to make such distribution and (b) the date such rights, options or warrants were to have been issued, to be the conversion rate that would then be in effect if such record date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the conversion rate shall not be adjusted until the triggering events occur.

  For purposes of this Clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our Class A common stock at less than such average of the closing sale prices of our Class A common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, and in determining the aggregate offering price of such shares of our Class A common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of Class A common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A common stock. We will not issue any such rights, options or warrants in respect of shares of Class A common stock held in treasury.

(3)
If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A common stock, excluding:

•
dividends, distributions, rights, warrants, options or other issuances as to which an adjustment was effected pursuant to clause (1) or clause (2) above;

•
rights issued to all holders of our Class A common stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Class A common stock and the plan provides that holders of convertible preferred stock will receive such rights along with any Class A common stock received upon conversion of the convertible preferred stock;

•
dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) clause (4) below; and

•
spin-offs as to which the provisions set forth in the last two paragraphs of this clause (3) shall apply,

  then the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such distribution;
SP0	=
the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such distribution; and
FMV	=
the fair market value as of the record date for such distribution (as determined by our board of directors or an authorized committee thereof) of the shares of capital stock (other than our Class A common stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of our Class A common stock.

  Any increase made under the portion of this clause (3) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the earlier of (a) the date our board of directors, or an authorized committee thereof, determines not to pay the distribution and (b) the date such dividend or distribution was to have been paid, to be the conversion rate that would then be in effect if such distribution had not been declared.

  Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of our Class A common stock, the amount and kind of our capital stock (other than our Class A common stock), evidences of our indebtedness, other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of Class A common stock equal to the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for the distribution.

  With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A common stock consisting solely of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours where such capital stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-date for the spin-off;
CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-date for the spin-off;
FMV	=
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock over the 10 consecutive trading day period immediately following, and including, the ex-date for the spin-off; and
MP0	=	the average of the closing sale prices of our Class A common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off.

  The adjustment to the conversion rate under the preceding paragraph shall become effective at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the ex-date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the ex-date of any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the ex-date of such spin-off and the relevant conversion date.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock (excluding dividends or distributions made in connection with the liquidation, dissolution or winding-up of us and any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries), the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;
SP0	=
the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution; and
C	=	the amount in cash per share of our Class A common stock we distribute to all or substantially all holders of our Class A common stock.

  Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the earlier of (a) date our board of directors, or an authorized committee thereof, determines not to pay or make such dividend or distribution and (b) the date such dividend or distribution was to have been paid, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

  Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of our Class A common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our Class A common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our Class A common stock (but, for the avoidance of doubt, excluding any securities convertible, exercisable or exchangeable for our common stock), where the cash and value of any other consideration included in the payment per share of our Class A common stock exceeds the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=
the conversion rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and any other consideration (as determined by our board of directors, or an authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of our Class A common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our Class A common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the closing sale prices of our Class A common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

          The increase to the conversion rate under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, and including, the trading day next succeeding the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

          In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our Class A common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be such conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

        As used in this section, the "ex-date" is the first date on which our Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our Class A common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our Class A common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our Class A common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Class A common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, an authorized committee thereof, statute, contract or otherwise).

        The term "market value" means the average of the per share VWAP of our Class A common stock for each day during a five consecutive trading day period ending immediately prior to the date of determination.

        We will not be required to adjust the conversion rate for any of the transactions described in the clauses (2) through (4) above (other than for share subdivisions or share combinations) if we make provision for each holder of the convertible preferred stock to participate in the transaction, at the same time as holders of our Class A common stock participate, without conversion, as if such holder held a number of shares of our Class A common stock equal to the conversion rate in effect on the record date or effective date, as the case may be, for such transaction, multiplied by the number of shares of convertible preferred stock held by such holder.

        We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, (i) on December 31 of each year, (ii) with respect to any converted shares of convertible preferred stock, (iii) upon the occurrence of a fundamental change and (iv) in the event that we exercise our mandatory conversion right, we will give effect to all adjustments that we have otherwise deferred pursuant to this paragraph, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th. No adjustment to the conversion rate will be made if it results in a conversion price that is less than the par value (if any) of our Class A common stock.

        To the extent permitted by law and the continued listing requirements of the New York Stock Exchange, we may, from time to time, increase the conversion rate of the convertible preferred stock by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors, or an authorized committee thereof, determines that such increase would be in our best interests. We will mail a notice of the increase to registered holders at least 15 days in advance of the day on which the increase becomes effective. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

        If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of their convertible preferred stock, in addition to shares of our Class A common stock, rights under our shareholder rights agreement. However, if, prior to any conversion, the rights have separated from the shares of our Class A common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our Class A common stock delivered upon conversion of the convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our Class A common stock, shares of our capital stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in clause (3) under "—Conversion Rate Adjustments" above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our Class A common stock, the rights described therein (unless such rights, options or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Class A common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such holder to an adjustment to the conversion rate.

        In the event of:

  •
  a taxable distribution to beneficial owners of shares of Class A common stock which results in an adjustment to the conversion rate; or

  •
  an increase in the conversion rate at our discretion,

beneficial owners of the convertible preferred stock may, in certain circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our Class A common stock and could also occur if we make other distributions of cash or property to our shareholders. See "Material U.S. federal income tax considerations."

        Notwithstanding the foregoing, the conversion rate will not be adjusted for:

  •
  the issuance of any Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours or those of JEH LLC and the investment of additional optional amounts in shares of Class A common stock under any plan;

  •
  the issuance of any Class A common stock, options, restricted stock, restricted stock units, performance units or rights to purchase those shares or similar equity instruments pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours or JEH LLC;

  •
  the issuance of any Class A common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of Initial Issuance Date;

  •
  a change in the par value of Class A common stock;

  •
  a sale of our Class A common stock for cash, other than in a transaction described in clause (2) or clause (3) above;

  •
  as a result of a tender offer solely to holders of fewer than 100 shares of our Class A common stock;

  •
  a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (5) above;

  •
  accrued and unpaid interest;

  •
  accumulated and unpaid dividends or distributions, except as described under "—Special rights upon a Fundamental Change," "—Determination of the Make-whole Premium" and "—Mandatory Conversion";

  •
  the issuance or repurchase of limited liability company units by us or JEH LLC and the issuance or repurchase of common stock or the payment of cash upon redemption thereof;

  •
  payments by us or JEH LLC pursuant to the tax receivables agreement; and

  •
  the issuance of Class A common stock as a result of exchanges under the exchange agreement.

        Except as described above in this section, we will not adjust the conversion rate.

Recapitalizations, Reclassifications and Changes of our Class A Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our Class A common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our Class A common stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a "reorganization event"), then, at and after the effective time of the reorganization event, the right to convert each share of convertible preferred stock into shares of our Class A common stock will be changed into a right to convert such share of convertible preferred stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Class A common stock equal to the conversion rate immediately prior to such reorganization event would have been entitled to receive upon such reorganization event (such stock, securities or other property or assets, "reference property"). In the event holders of our Class A common stock have the opportunity to elect the form of all or any portion of the consideration to be received in such reorganization event, the reference property into which the convertible preferred stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A common stock that affirmatively make such an election (or of all holders of our Class A common stock if none makes an election). The certificate of designations will provide that we may not become a party to any such reorganization event unless its terms are consistent with the foregoing. No adjustment to the conversion rate will be made for any reorganization event to the extent stock, securities or other property or assets become the reference property for the convertible preferred stock.

        Throughout this section, if our Class A common stock has been replaced by reference property as a result of any such reorganization event, references to our Class A common stock are intended to refer to such reference property.

Special Rights upon a Fundamental Change

        We must give notice of each "fundamental change" (as defined below) to all record holders of the convertible preferred stock no later than 20 calendar days prior to the anticipated effective date of the fundamental change or, if such prior notice is not practicable, no later than 2 business days after such fundamental change. If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

        If a holder converts its convertible preferred stock at any time during the period beginning at 9:00 a.m., New York City time, on the trading day immediately following the effective date of a fundamental change and ending at 5:00 p.m., New York City time, on the 20th trading day immediately following such effective date (or if earlier, the mandatory conversion date) (the "special rights end date"), we will deliver to the converting holder, for each share of convertible preferred stock surrendered for conversion, the greater of:

  •
  a number of shares of our Class A common stock equal to the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as calculated and described under "—Determination of the make-whole premium"; and

  •
  a number of shares of our Class A common stock equal to the conversion rate which will be adjusted to equal (i) the sum of the $50.00 liquidation preference plus an amount equal to all accrued dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution that have not been paid or declared and a sum sufficient for the payment thereof been set apart plus any unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements as described elsewhere herein divided by (ii) the average of the closing sale prices of our Class A common stock for the five consecutive trading days ending on the third business day prior to such settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed            shares of Class A common stock per share of convertible preferred stock (subject to adjustment in the same manner as the conversion rate), which is equal to the $50.00 liquidation preference, divided by the floor price of our Class A common stock.

        A "fundamental change" will be deemed to have occurred at the time after the convertible preferred stock is originally issued if any of the following occurs:

  (1)
  the consummation of any transaction (other than any transaction described in clause (2) below whether or not the proviso therein applies) the result of which is that a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), other than us, JEH LLC, one of our majority-owned subsidiaries and our and their employee benefit plans or, provided that the Qualifying Owners taken together do not in the aggregate own more than 51% of the outstanding voting power of our common equity, a Qualifying Owner, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of our common equity;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any consolidation, merger or combination of us pursuant to which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that none of the transactions described in clauses (A), (B) or (C) shall constitute a fundamental change if (i) the holders of all classes of our common equity immediately prior to such transaction continue to own at least, directly or indirectly, more than 50% of the surviving corporation or transferee, or the parent thereof, immediately after such event or (ii) such transaction is effected solely to change our jurisdiction of formation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding Class A common stock solely into common stock of the surviving entity; provided further, that no exchange of shares of our Class B common stock for shares of Class A common stock pursuant to the Exchange Agreement shall constitute a fundamental change;

  (3)
  our common stock (or other common stock into which the convertible preferred stock is convertible) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

  (4)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

  (5)
  we (or any successor to us permitted pursuant to the terms of the certificate of designation) cease to be, either directly or indirectly through one or more of our subsidiaries, the managing member of JEH LLC or we cease to control JEH LLC;

provided, however that a transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, if at least 90% of the consideration received or to be received by holders of our Class A common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in connection with such transaction or transactions that would otherwise constitute a "fundamental change" consists of shares of common stock or common equity interests that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the convertible preferred stock becomes convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights.

        For any shares of convertible preferred stock that are converted during the period beginning at 9:00 a.m., New York City time, on the trading day immediately following the effective date of a fundamental change and ending at the special rights end date, subject to the limitations described below, we may pay the make-whole premium, determined in our sole discretion:

  •
  in cash;

  •
  by delivery of shares of our Class A common stock; or

  •
  by delivery of any combination of cash and shares of our Class A common stock.

        We will pay the make-whole premium on the convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Class A common stock.

        Notwithstanding the foregoing, in no event will the number of shares of our Class A common stock equal to the then-applicable conversion rate plus the make-whole premium, in the aggregate, exceed a number of shares equal to the sum of such amounts (the "additional fundamental change amount"), divided by the greater of (i) the floor price and (ii) 95% of the stock price. To the extent that the additional fundamental change amount exceeds the product of the number of shares of Class A common stock delivered in respect of such additional fundamental change amount and 95% of the stock price, we will, if our existing credit facilities are amended after the date hereof to permit the payment of dividends on the convertible preferred stock and we are able to do so under the terms of our then-outstanding indebtedness and are otherwise legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash. For the avoidance of doubt, if we are unable to pay such excess amount in cash in accordance with the foregoing sentence, we will have no further obligation to pay such excess amount.

        "Qualifying Owners" means, collectively, (a) Metalmark Capital Partners (C) II, L.P., (b) any fund, investment account, or other investment vehicle managed by Metalmark Capital Management II LLC, (c) any affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding voting securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are affiliates of Metalmark Capital Partners (C) II, L.P., (d) Jones Energy Management, LLC, and (e) any affiliate of Jones Energy Management, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by Jones Energy Management, LLC, (f) JET 3 GP, LLC, and (g) any affiliate of JET 3 GP, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by JET 3 GP, LLC.

        The definition of "fundamental change" includes the phrase "all or substantially all" relating to the sale or other disposition of the consolidated assets of us and our subsidiaries. There is no precise, established definition of the phrase "all or substantially all" under the law applicable to the shares of convertible preferred stock or this offering. Accordingly, the ability of a holder of shares of convertible preferred stock to require us to repurchase its shares of convertible preferred stock as a result of the sale or other disposition of less than all of our consolidated assets may be uncertain.

Determination of the Make-whole Premium

        For convertible preferred stock converted in accordance with the first bullet under "—Special Rights upon a Fundamental Change" above, the number of additional shares, if any, by which the conversion rate will be increased in connection with a conversion following the date on which the fundamental change occurs or becomes effective (the "effective date") and prior to the special rights end date as described above will be determined by reference to the table below, based on the effective date and the price (the "stock price") paid (or deemed to be paid) per share of our Class A in such fundamental change. If holders of our Class A common stock receive in exchange for their Class A common stock only cash in the transaction constituting a fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of our Class A common stock on the 10 consecutive trading days immediately preceding, but excluding, the effective date of the fundamental change.

        The following table sets forth the number of additional shares that will be added to the conversion rate as described above for each stock price and effective date below:

Stock Price(1)
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
, 2016
, 2017
, 2018
, 2019
, 2020
, 2021 and thereafter

(1)
The stock prices set forth in the table above (i.e., the column headers) will be adjusted as of any date on which the conversion rate is adjusted. The adjusted stock prices will be equal to the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares in the table above will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments" above.

        The exact stock price and effective date may not be set forth on the table, in which case:

  •
  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the stock price is in excess of $            per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate; and

  •
  if the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate.

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness and equitable remedies.

Adjustments of Prices

        Whenever any provision of the certificate of designations requires us to calculate the closing sale prices or the stock price for purposes of determining any market value in connection with a dividend payment made in shares of our Class A common stock or any make-whole premium in connection with a fundamental change, our board of directors will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the record date of the event occurs, at any time during the period when such closing sale prices or stock price are to be calculated.

Book-entry, Delivery and Form

        We will initially issue the convertible preferred stock in the form of one or more global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

        Shares of convertible preferred stock that are issued as described below under "—Certificated Convertible Preferred Stock" will be issued in definitive form. Upon the transfer of convertible preferred stock in definitive form, such convertible preferred stock will, unless the global securities have previously been exchanged for convertible preferred stock in definitive form, be exchanged for an interest in the global securities representing the liquidation preference of convertible preferred stock being transferred.

        We understand DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC, upon the deposit of the global securities with, or on behalf of, DTC, DTC will credit, on its book-entry registration and transfer system, the liquidation preference of the convertible preferred stock represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such convertible preferred stock. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

        So long as DTC, or its nominee, is the registered holder and owner of the global securities, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the convertible preferred stock evidenced by the global securities for all purposes of such convertible preferred stock and the certificate of designations. Except as set forth below, as an owner of a beneficial interest in the global securities, you will not be entitled to have the convertible preferred stock represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated convertible preferred stock in definitive form and will not be considered to be the owner or holder of any convertible preferred stock under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that DTC, as the holder of the global securities, is entitled to take, DTC will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on convertible preferred stock represented by the global securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities.

        We expect that DTC or its nominee, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any convertible preferred stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Convertible Preferred Stock

        Subject to certain conditions, the convertible preferred stock represented by the global securities is exchangeable for certificated convertible preferred stock in definitive form of like tenor as such convertible preferred stock if DTC notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days. Any convertible preferred stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated convertible preferred stock issuable for such number of shares and registered in such names as DTC shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of DTC or its nominee.

JEH LLC Mirror Units

        We intend to contribute the net proceeds from the sale of the convertible preferred stock to JEH LLC. In consideration of our contribution, JEH LLC will issue to us a number of JEH Mirror Preferred Units equal to the number of shares of convertible preferred stock issued by us in this offering. The terms of the JEH Mirror Preferred Units will have designations, preferences and other rights such that the economic interests attributable to the JEH Mirror Preferred Units are substantially the same as the economic rights of the convertible preferred stock described above. For example, upon the conversion of a share of convertible preferred stock into Class A common stock, one JEH Mirror Preferred Unit will automatically convert into a number of JEH LLC Units equal to the number of shares of Class A common stock issued in the conversion. In addition, JEH LLC will be obligated to make distributions to us on the JEH Mirror Preferred Units on the same schedule and in the same manner as the convertible preferred stock. The intent of the foregoing is to maintain the one-to-one ratio of outstanding JEH LLC Units to outstanding shares of Class A common stock.

        The terms of the JEH Mirror Preferred Units will provide that unless distributions have been declared and paid upon, or declared and a sum sufficient for the payment thereof have been set apart for payment upon all JEH Mirror Preferred Units issued by JEH LLC for the then-current quarterly distribution period, then, during such quarterly distribution period only, JEH LLC may not repurchase its JEH LLC Units or any other units ranking junior to the JEH Mirror Preferred Units and may not declare or pay or set apart payment for distributions on JEH LLC Units or any such junior units (other than mandatory tax distributions payable to us and distributions that are intended to satisfy our obligations under the tax receivable agreement, dated July 29, 2013, among us, JEH LLC and the other parties thereto). The terms of the JEH Mirror Preferred Units also will provide that, in the event that JEH LLC liquidates, dissolves or winds up, JEH LLC may not declare or pay or set apart payment on its JEH LLC Units or any other units ranking junior to the JEH Mirror Preferred Units unless the outstanding liquidation preference on all outstanding JEH Mirror Preferred Units have been repaid via redemption or otherwise, subject to certain exceptions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the convertible preferred stock and the ownership and disposition of our Class A common stock received upon conversion of the convertible preferred stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We have not sought any ruling from the Internal Revenue Service (the "IRS") or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these statements and conclusions.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor's decision to purchase shares of convertible preferred stock, nor any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, locality or foreign jurisdiction. This summary also does not address the Medicare tax on certain investment income or the tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, qualified foreign pension funds, insurance companies, banks or other financial institutions, partnerships or other pass-through entities or holders of interests therein, dealers in securities or currency, persons liable for the alternative minimum tax, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, "controlled foreign corporations," "passive foreign investment companies," common trust funds, certain trusts, hybrid entities, U.S. holders whose "functional currency" is not the U.S. dollar, foreign governments or international organizations and persons that will hold our convertible preferred stock or Class A common stock as a position in a "straddle", "conversion transaction" or other risk reduction transaction.

        This summary is limited to taxpayers who will hold our convertible preferred stock and our Class A common stock received upon conversion of our convertible preferred stock as "capital assets" (generally, property held for investment).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our convertible preferred stock or Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold our convertible preferred stock and partners in such partnerships to consult their tax advisors.

        We urge each prospective investor to consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of our convertible preferred stock and of the ownership and disposition of our Class A common stock.

 Consequences to U.S. holders of convertible preferred stock or Class A common stock

        The discussion in this section is addressed to a holder of our convertible preferred stock and Class A common stock received in respect thereof that is a U.S. holder for U.S. federal income tax purposes. You are a "U.S. holder" if you are a beneficial owner of convertible preferred stock or Class A common stock and you are, for U.S. federal income tax purposes:

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  An individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

        Dividends.    Distributions with respect to our convertible preferred stock and our Class A common stock (other than certain stock distributions with respect to our Class A common stock) will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of distributions with respect to our convertible preferred stock or Class A common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such convertible preferred stock or Class A common stock, as the case may be, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such convertible preferred stock or Class A common stock, as the case may be, for more than one year as of the time of the distribution. For a discussion of a U.S. holder's tax basis and holding period in respect of our Class A common stock received with respect to our convertible preferred stock, see below under "—Class A Common Stock Distributions on the Convertible Preferred Stock" and "—Conversion of Convertible Preferred Stock into Class A Common Stock."

        Subject to certain exceptions for short-term and hedged positions and dividends that a holder elects to treat as "investment income," distributions constituting dividend income received by non-corporate U.S. holders in respect of our convertible preferred stock or Class A common stock will be subject to a reduced U.S. federal income tax rate if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. If a dividend received by a non-corporate U.S. holder that qualifies for the rate reduction is an "extraordinary dividend" within the meaning of Section 1059 of the Code, such non-corporate U.S. holder would be required to treat any losses on the sale of convertible preferred stock as long-term capital loss to the extent of such "extraordinary dividend," irrespective of such holder's holding period for the stock.

        Subject to similar exceptions for short-term and hedged positions, distributions on our convertible preferred stock and Class A common stock constituting dividend income paid to U.S. holders that are U.S. corporations are subject to tax at ordinary corporate rates, but will qualify for the dividends received deduction. However, any distribution (or the portion of any distribution) that exceeds our current and accumulated earnings and profits will not be eligible for the dividends received deduction. A U.S. holder should consult its own tax adviser regarding the availability of the reduced U.S. federal income tax rate applicable to "qualified dividend income" or the dividends received deduction, as applicable, in the light of its particular circumstances.

        Investors that are U.S. corporations that receive an "extraordinary dividend" within the meaning of Section 1059 of the Code in respect of our convertible preferred stock or Class A common stock generally would be required to reduce their basis in our convertible preferred stock or Class A common stock (but not below zero) by the portion of the dividend that is not taxed because of the dividends received deduction. To the extent the non-taxed portion of such dividend exceeds the corporate investor's stock basis, such investor must treat such excess as gain from the sale or exchange of our convertible preferred stock or Class A common stock for the taxable year in which such dividend is received.

        Class A Common Stock Distributions on the Convertible Preferred Stock.    If the Company pays a distribution on the convertible preferred stock in the form of Class A common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above under "—Dividends." The amount of such distribution will equal the fair market value on the distribution date of the Class A common stock distributed to a U.S. holder on that date. A U.S. holder's tax basis in such Class A common stock will equal the fair market value of such Class A common stock on the distribution date, and such U.S. holder's holding period for such Class A common stock will begin on the day following the distribution date.

        Sale or Other Disposition.    A U.S. holder will generally recognize capital gain or loss on a sale or exchange of our convertible preferred stock (other than pursuant to a conversion into Class A common stock or pursuant to a redemption) or Class A common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Dividends") and the U.S. holder's adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

        Conversion of Convertible Preferred Stock into Class A Common Stock.    As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of Class A common stock upon the conversion of our convertible preferred stock. Cash received in lieu of a fractional share of Class A common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.

        The adjusted tax basis of Class A common stock received on conversion will equal the adjusted tax basis of the convertible preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of Class A common stock exchanged for cash, as described above), and the holding period of such Class A common stock received on conversion will generally include the period during which the convertible preferred stock was held prior to conversion. A U.S. holder's tax basis in a fractional share will be determined by allocating such holder's tax basis in the convertible preferred stock between the Class A common stock such U.S. holder receives upon conversion and the fractional share in accordance with their respective fair market values.

        If a U.S. holder exercises its right to convert the convertible preferred stock into shares of Class A common stock after a regular record date but before the dividend payment date, then upon conversion, the U.S. holder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current quarterly dividend period. In this case, the U.S. holder will be entitled to receive the dividend payment on the corresponding dividend payment date. A U.S. holder should consult its own tax adviser with respect to the treatment of such cash payment and the subsequent receipt of such dividend payment.

        Adjustment of Conversion Price.    The conversion price of the convertible preferred stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our convertible preferred stock as having received a constructive distribution includable in such U.S. holder's income in the manner described under "—Dividends," above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion price increase the proportionate interest of the U.S. holder in our assets or earnings and profits. For example, a decrease in the conversion price to reflect a taxable dividend to holders of Class A common stock will generally give rise to a deemed taxable dividend to the holders of convertible preferred stock to the extent of an allocable portion of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of the U.S. holders of the convertible preferred stock (other than an adjustment in respect of a taxable dividend on the Class A common stock), however, generally will not be considered to result in a constructive dividend distribution.

        Redemption of Convertible Preferred Stock.    If we redeem our convertible preferred stock solely in exchange for Class A common stock, the tax consequences to a U.S. holder would be as described above under "—Conversion of convertible preferred stock into Class A common stock" (except that any common stock received in respect of dividends in arrears generally will be taxable as described above under "—Dividends").

        If we redeem our convertible preferred stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption (i) results in a meaningful reduction in the U.S. holder's interest in us or (ii) results in a complete termination of the U.S. holder's entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a U.S. holder would be as described above under "—Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described above under "—Dividends."

        If we redeem our convertible preferred stock in exchange for a combination of cash and Class A common stock, a U.S. holder could not recognize a loss but would recognize gain equal to the lesser of (i) the excess of the sum of the fair market value of the Class A common stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Dividends") over the U.S. holder's adjusted tax basis in the convertible preferred stock redeemed, and (ii) the amount of cash received by the U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Dividends"). The character of such gain is uncertain. If the redemption results in a meaningful reduction in the U.S. holder's interest in us (within the meaning of Section 302(b) of the Code), then the gain would be capital gain that is taxed as described above under "—Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under one of these rules, the gain recognized by you would be treated as described above under "—Dividends." The initial adjusted tax basis of Class A common stock received by a U.S. holder upon redemption will be equal to the U.S. holder's aggregate adjusted tax basis in the convertible preferred stock redeemed, reduced by the amount of any cash received (other than cash attributable to accrued but unpaid dividends), and increased by the amount of gain, if any, recognized. The holding period for the shares of Class A common stock received by the U.S. holder upon redemption of the convertible preferred stock generally will include the U.S. holder's holding period in the convertible preferred stock redeemed, except that the holding period of any Class A common stock received with respect to dividends in arrears will commence on the day after the date of receipt.

        Information Reporting and Backup Withholding.    Certain U.S. holders will be subject to information reporting with respect to the payment of dividends on our convertible preferred stock or Class A common stock and the payment of proceeds on the sale or other disposition of our convertible preferred stock or Class A common stock, and backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

        Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder's U.S. federal income tax liability, which may entitle the U.S. holder to a refund if the amount of taxes withheld exceed the U.S. holder's actual tax liability, provided that the U.S. holder timely provides the required information to the IRS. U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to non-U.S. holders of convertible preferred stock or Class A common stock

        The discussion in this section is addressed to a holder of our convertible preferred stock and Class A common stock received in respect thereof that is a non-U.S. holder. You are a "non-U.S. holder" if you are a beneficial owner of convertible preferred stock or Class A common stock received in respect thereof that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

        Dividends.    Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our convertible preferred stock or our Class A common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. Any dividends paid on our convertible preferred stock in shares of our Class A common stock and taxed as dividend income as described above under "Consequences to U.S. holders of convertible preferred stock or Class A common stock—Class A common stock distributions on the convertible preferred stock" will be subject to withholding tax in the same manner as described in the previous sentence. Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        Dividends that are effectively connected with a trade or business carried on by a non-U.S. holder within the United States, and, to the extent an applicable tax treaty provides, attributable to a permanent establishment maintained by the non-U.S. holder in the United States, will generally be subject to U.S. federal income tax on a net basis at the individual or corporate rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its "effectively connected earnings and profits," subject to certain adjustments, which will include effectively connected dividends.

        A non-U.S. holder of our Class A common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

        Sale or Other Disposition.    Subject to the discussion under "—Information reporting and backup withholding" and "—FATCA," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of our convertible preferred stock or our Class A common stock unless:

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  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

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  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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  our Class A common stock constitutes a "United States real property interest" by reason of our status as a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the non-U.S. holder's holding period for its shares of Class A common stock or convertible preferred stock, as applicable, and one of the circumstances below applies to you.

        A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale in the same manner as a U.S. person, unless an applicable tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        With respect to the third bullet point above, we are, and expect to continue to be for the foreseeable future, a USRPHC (and the remainder of this discussion assumes we are and will be a USRPHC). Our Class A common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our Class A common stock will be treated as regularly traded on an established securities market. If we are a USRPHC, and if our Class A common stock continues to be regularly traded on an established securities market:

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  with respect to a disposition of our Class A common stock, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our Class A common stock or your holding period for your Class A common stock, more than 5% of our Class A common stock, you generally would be subject to U.S. federal income tax on any gain from the disposition;

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  with respect to a disposition of convertible preferred stock, if (as expected) the convertible preferred stock is not regularly traded on an established securities market at the time of the disposition and, on the date you acquired the convertible preferred stock, it had a fair market value greater than 5% of the fair market value of our Class A common stock outstanding, you generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the convertible preferred stock generally would be required to withhold 15% of the gross proceeds payable to you. For this purpose, if you subsequently acquire additional convertible preferred stock, then such convertible preferred stock would be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

        If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you would be required to file a U.S. tax return with respect to such gain.

        If, during the calendar year in which the relevant sale, exchange or other taxable disposition occurs, we are a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, all non-U.S. holders generally would be subject to U.S. federal income tax on any gain from the disposition of the convertible preferred stock or our Class A common stock (regardless of the amount of convertible preferred stock or our Class A common stock owned), and transferees of the convertible preferred stock or our Class A common stock would generally be required to withhold 15% of the gross proceeds payable to the non-U.S. holder. The gain from the disposition would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. holder, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

        Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our convertible preferred stock or Class A common stock should consult their own tax advisers with respect to the U.S. federal income tax consequences of the ownership and disposition of convertible preferred stock or Class A common stock.

        Conversion of Convertible Preferred Stock into Class A Common Stock.    You generally will not recognize any gain or loss by reason of receiving Class A common stock upon conversion of the convertible preferred stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in "—Sale or other disposition."

        Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under "—Sale or other disposition" with respect to its convertible preferred stock but not the Class A common stock into which the convertible preferred stock is convertible, then the conversion of the convertible preferred stock into Class A common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described in "—Sale or other disposition." This situation could arise, for example, if the convertible preferred stock were "regularly traded" and a non-U.S. holder owned more than 5% of convertible preferred stock that was convertible into less than 5% of the Class A common stock. If, as to a non-U.S. holder, both the convertible preferred stock and the Class A common stock into which the convertible preferred stock is convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the convertible preferred stock solely into the Class A common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

        Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their convertible preferred stock into Class A common stock, including any filing requirements that may be applicable.

        Adjustment of Conversion Price.    As described above under "Consequences to U.S. Holders of convertible preferred stock or Class A common stock—Adjustment of Conversion Price," adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under "—Dividends." It is possible that any withholding tax on such a deemed distribution might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends, shares of our Class A common stock or sale proceeds subsequently paid or credited to you.

        Redemption of Convertible Preferred Stock.    If we redeem our convertible preferred stock solely in exchange for Class A common stock, the tax consequences to a non-U.S. holder would be as described above under "—Conversion of convertible preferred stock into Class A common stock" (except that any common stock received in respect of dividends in arrears generally will be taxable as described above under "—Dividends").

        If we redeem our convertible preferred stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder's interest in us, or results in a complete termination of the non-U.S. holder's entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a non-U.S. holder would be as described above under "—Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described above under "—Dividends."

        If we redeem our convertible preferred stock in exchange for a combination of cash and Class A common stock, a non-U.S. holder would recognize gain (but not loss) equal to the lesser of (i) the excess of the sum of the fair market value of the Class A common stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Dividends") over the non-U.S. holder's adjusted tax basis in the convertible preferred stock redeemed, and (ii) the amount of cash received by the non-U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Dividends"), provided, however, that the amount of gain required to be recognized by a non-U.S. holder that is subject to tax under the special rules governing USRPHCs may be greater than described above.

        The tax treatment of any such gain to non-U.S. holders is uncertain. If the redemption results in a meaningful reduction in the non-U.S. holder's interest in us (in either case, within the meaning of Section 302(b) of the Code), then the gain generally would be taxed only as described above under "—Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under one of these rules, the gain generally would be treated as described above under "—Dividends." Because the characterization of a redemption of the convertible preferred stock in exchange for common stock is uncertain and is determined on a holder-by-holder basis, it is possible that a withholding agent would withhold on the cash proceeds received.

        Non-U.S. holders that are subject to tax under the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of a redemption of their convertible preferred stock, including any filing requirements that may be applicable.

        Information Reporting and Backup Withholding.    Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

        Payment by a U.S. office of a broker of the proceeds of a sale of our convertible preferred stock or Class A common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our convertible preferred stock or Class A common stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

        Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder's U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

        FATCA.    Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain "withholdable payments" made to a "foreign financial institution" or a "non-financial foreign entity." "Withholdable payments" include payments of dividends and the gross proceeds from a disposition of certain property (such as the convertible preferred stock or our Class A common stock), if such disposition occurs after December 31, 2018. In general, if a holder is a "foreign financial institution" (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enter into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain "passthru payments." If such holder is a "non-financial foreign entity," FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provide the withholding agent with a certification that it does not have any "substantial United States owners" or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder's resident country may modify some of the foregoing requirements.

        Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of convertible preferred stock and Class A common stock.

UNDERWRITING

        Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of shares of convertible preferred stock shown opposite its name below.

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC

Total	1,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters may receive from purchasers of the convertible preferred stock normal brokerage commissions in amounts agreed with such purchasers. The underwriters may offer the convertible preferred stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the convertible preferred stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling convertible preferred stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of convertible preferred stock for whom they may act as agents or to whom they may sell as principal.

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discount, will be approximately $            .

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 150,000 additional shares of convertible preferred stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

New Issue of Convertible Preferred Stock

        The shares of convertible preferred stock are a new issue of securities with no established trading market. We intend to apply to list the convertible preferred stock on the NYSE. In addition, if listed, we have agreed to use our commercially reasonable efforts to keep the convertible preferred stock listed on the NYSE. However, there can be no assurance that our convertible preferred stock will be listed, and if listed, that it will continue to be listed. In addition, listing the convertible preferred stock on the NYSE, if applicable, does not guarantee that an active trading market will develop for the convertible preferred stock. If an active trading market does not develop or is not maintained, the market price and liquidity of the convertible preferred stock may be adversely affected. In that case you may not be able to sell your convertible preferred stock at a particular time or you may not be able to sell your convertible preferred stock at a favorable price.

        Shares of our Class A common stock are listed on the NYSE under the symbol "JONE."

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Co., LLC

No Sales of Similar Securities

        We have agreed that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our convertible preferred stock or securities convertible into or exchangeable or exercisable for any shares of our convertible preferred stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of convertible preferred stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of convertible preferred stock or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus, other than (i) the shares of our convertible preferred stock to be sold hereunder and (ii) dividends paid on the convertible preferred stock in kind, and conversions of the convertible preferred stock into shares of Class A common stock.

        Certain affiliates of Metalmark Capital and the Jones family interests and each of our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of the representatives (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers, and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock. However, the lock-up agreements will not restrict the transfer of Class A common stock as bona fide gifts, distributions to members, partners or stockholders, or certain exchanges under the Exchange Agreement.

        We and all of our directors and executive officers will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the "Exchange Act", any other Company shares or any securities convertible into, or exercisable, or exchangeable for, Company shares; or publicly announce an intention to effect any such transaction, for a period 60 days after the date of the underwriting agreement.

        The representatives, in their sole discretion, may release the convertible preferred stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release convertible preferred stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder's reasons for requesting the release, the number of shares of convertible preferred stock and other securities for which the release is being requested and market conditions at the time.

Price Stabilization, Short Positions

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the convertible preferred stock so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our convertible preferred stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates for which they have received and may continue to receive customary fees and commissions. An affiliate of J.P. Morgan Securities LLC is a lender under our senior secured credit facility. One of our directors is a managing director of Metalmark and is married to the head of Global Equity Capital Markets for J.P. Morgan Securities LLC.

        An affiliate of Credit Suisse Securities (USA) LLC, an underwriter in this offering, is one of several lender creditors under a syndicated term loan to an equity owner of the Seller in the Pending STACK/SCOOP Acquisition. The closing of the Pending STACK/SCOOP Acquisition is conditioned upon receipt of the consent of the Oklahoma probate court with jurisdiction over the assets of another of the Seller's equity owners. It has been publicly reported that a representative of the syndicated lender creditor group has requested that the probate court permit the creditors to consent to sales of significant assets of the Seller's equity owner, although it is not known whether such a request would include the Pending STACK/SCOOP Acquisition, nor is it known whether the loan syndicate in which the affiliate of Credit Suisse Securities (USA) LLC participates would be entitled to any proceeds from the Pending STACK/SCOOP Acquisition.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area, no offer of any shares which are the subject of the offering has been, or will be made to the public in that Member State other than under the following exemptions under the Prospectus Directive:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative for any such offer; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of any persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in the that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Canadian Residents

  Resale Restrictions

        The distribution of convertible preferred stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our convertible preferred stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

  Representations of Canadian Purchasers

        By purchasing our convertible preferred stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the shares of convertible preferred stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

  Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters named herein are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

  Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

  Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

  Taxation and Eligibility for Investment

        Canadian purchasers of our convertible preferred stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our convertible preferred stock in their particular circumstances and about the eligibility of our convertible preferred stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in South Africa

        Due to restrictions under the securities laws of South Africa, the shares of convertible preferred stock are not offered, and the offer of our convertible preferred stock shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

  •
  the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme(registered in South Africa); or

  •
  the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

        This document does not, nor is it intended to, constitute an "offer to the public" (as that term is defined in the South African Companies Act, 2008 (the "SA Companies Act") and does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. This document is not an "offer to the public" and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as "relevant persons"). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        A South African resident person or company or any non-South African company which is a subsidiary of a South African company is not permitted to acquire the shares of common stock unless such person has obtained exchange control approval to do so.

Notice to Prospective Investors in Brazil

        The convertible preferred stock has not been and will not be registered under the Brazilian Securities Commission or any other regulated market in Brazil. This prospectus is not and shall not be considered as an offering of the convertible preferred stock by the Company in Brazil.

 LEGAL MATTERS

        The validity of the convertible preferred stock will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Certain legal matters in connection with the convertible preferred stock offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jones Energy, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2015, 2014, 2013 and 2012. The reserve estimates are based on reports prepared by Cawley Gillespie, independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

AVAILABLE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at www.jonesenergy.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

  •
  our annual report on Form 10-K for the year ended December 31, 2015;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

  •
  our current reports on Form 8-K filed with the SEC on January 13, 2016, May 4, 2016, May 25, 2016 and August 18, 2016; and

  •
  the description of our Class A common stock in our registration statement on Form 8-A filed pursuant to the Exchange Act on July 17, 2013.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our website at www. jonesenergy.com, or by writing or calling us at the following address:

Jones Energy, Inc.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746
Attention: Investor Relations
Telephone: (512) 328-2953

Prospectus

Jones Energy, Inc.
Jones Energy Holdings, LLC
Jones Energy Finance Corp.
Nosley Assets, LLC
Jones Energy, LLC

$150,000,000 of
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Purchase Contracts

        We may offer from time to time Class A common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, units or purchase contracts. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

        We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "JONE."

        Investing in our securities involves a high degree of risk. You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 3 of this prospectus for information on certain risks related to the purchase of our securities before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2016

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $150,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to "Jones Energy," "we," "our," "us," the "Company," "JONE" or like refer to Jones Energy, Inc. and its subsidiaries. References to "JEH LLC" means Jones Energy Holdings, LLC. References to "FinCorp" refer to Jones Energy Finance Corp. References to "Subsidiary Guarantors" means Nosley Assets, LLC and Jones Energy, LLC. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. References to the "Jones family" or "Jones Family Entities" are to entities directly or indirectly controlled by Jonny Jones, our chairman and chief executive officer and/or his immediate family.

ABOUT JONES ENERGY, INC.

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our Chief Executive Officer, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

        Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite

Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) is a holding company that was incorporated as a Delaware corporation on March 25, 2013 for the purpose of facilitating an initial public offering ("IPO") of common equity and to become the sole managing member of JEH LLC. JONE's principal asset is a controlling equity interest in JEH LLC. On July 23, 2013, a registration statement filed on Form S-1 with the SEC related to shares of Class A common stock of JONE was declared effective. The IPO closed on July 29, 2013. Prior to the IPO, JONE had not engaged in any business or other activities except in connection with its formation and the IPO.

        After the effective date of the registration statement but prior to the completion of the IPO, the limited liability company agreement of JEH LLC was amended and restated to modify its capital structure by replacing the different classes of interests previously held by JEH LLC owners with a single new class of units called "JEH LLC Units." In addition, each JEH LLC Unit holder received one share of our Class B common stock. We also entered into an Exchange Agreement under which the owners of JEH LLC have the right to exchange their JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See "Exchange of JEH LLC Units and Class B Common Stock." These transactions are collectively referred to as the "Reorganization Transactions."

        JONE, as a result of the IPO and the related Reorganization Transactions, became the sole managing member of, and has a controlling equity interest in, JEH LLC. As the sole managing member of JEH LLC, JONE operates and controls all of the business and affairs of JEH LLC and, through JEH LLC and its subsidiaries, conducts our business. JONE consolidates the financial results of JEH LLC and its subsidiaries, and records noncontrolling interests for the economic interest in JEH LLC held by the JEH LLC Unit holders.

        See "Note 1. Organization and Description of Business—Organization" in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (our "2015 Annual Report") for additional information on our corporate structure.

Company Information

        Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953. Our website address is www.jonesenergy.com. The information on our website is not part of this prospectus.

THE SUBSIDIARY GUARANTORS

        The Subsidiary Guarantors may unconditionally guarantee the debt securities. The Subsidiary Guarantors may alternatively co-issue the debt securities registered herein. JONE may also guarantee debt securities issued by JEH LLC or FinCorp.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2015 Annual Report and in our Quarterly Reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the Ratios of Earnings to Fixed Charges for us for each of the periods indicated. We have not issued any preferred stock as of the date of this prospectus, and therefore there were no preferred stock dividends paid or accrued during the periods presented below.

		Fiscal Year Ended December 31,
	Three Months Ended March 31, 2016
		2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges(1)	5.0	—	(2)	7.0	1.7	—	(3)	3.7

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expense, the amortization of deferred financing costs, and a portion of rent expense on operating leases representative of an interest factor.

(2)
Earnings for the year ended December 31, 2015 were insufficient to cover fixed charges by approximately $11.9 million.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $2.6 million.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

EXCHANGE OF JEH LLC UNITS AND CLASS B COMMON STOCK

        On July 29, 2013, we entered into an Exchange Agreement with the holders of JEH LLC Units. See "About Jones Energy, Inc.—Our Corporate Structure." Pursuant to and subject to the terms of the Exchange Agreement and the Third Amended and Restated Limited Liability Company Agreement of JEH LLC, holders of JEH LLC Units, at any time and from time to time, may exchange one or more JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. In connection with each exchange, JEH LLC will deliver to us a number of JEH LLC Units surrendered by the exchanging holder, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as holders exchange their JEH LLC Units and Class B common stock for Class A common stock, our interest in JEH LLC will increase.

        We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be general unsecured obligations of JEH LLC and/or FinCorp. JEH LLC and/or FinCorp will issue senior debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. JEH LLC and/or FinCorp will issue subordinated debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" or "our" refer to the issuer of the debt securities, Jones Energy, Inc., Jones Energy Holdings, LLC or Jones Energy Finance Corp., as applicable, only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        The senior debt securities will constitute the issuer's senior unsecured indebtedness and will rank equally in right of payment with all of the issuer's other unsecured and unsubordinated debt and senior in right of payment to all of the issuer's subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, the issuer's secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of the issuer's senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time.

        Each issuer currently conducts its operations through subsidiaries, and its operating income and cash flow are generated by its subsidiaries. As a result, cash the issuer obtains from the issuer's subsidiaries is the principal source of funds necessary to meet the issuer's debt service obligations. Contractual provisions or laws, as well as the issuer's subsidiaries' financial condition and operating requirements, may limit the issuer's ability to obtain cash from the issuer's subsidiaries that the issuer requires to pay the issuer's debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of the issuer's subsidiaries on their assets and earnings.

        If specified in the prospectus supplement, the debt securities will be general obligations of the issuer's subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

        Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require it to repurchase their securities in the event of a decline in the issuer's credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the price at which the issuer will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

  •
  whether the issuer's subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

  •
  the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

  •
  whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless the issuer informs you otherwise in the prospectus supplement, the issuer may not make any payment of principal of or any premium or interest on the subordinated debt securities if the issuer fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect the issuer's obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that the issuer may incur. As a result of the subordination of the subordinated debt securities, if the issuer becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless the issuer informs you otherwise in the prospectus supplement, "Senior Debt" will mean all of the issuer's indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or the issuer's other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

        If specified in the prospectus supplement, the issuer's payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of its subsidiaries. JONE may also guarantee debt securities issued by JEH LLC or FinCorp. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the issuer's subsidiaries or JONE, the applicable subsidiaries and/or JONE will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the issuer's subsidiaries and/or JONE.

        The obligations of JONE and each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that entity and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.

        Each indenture may restrict consolidations or mergers with or into a guarantor or provide for the release of JONE or a subsidiary from a guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

        If a series of debt securities is guaranteed by any of the issuer's future subsidiaries and is designated as subordinate to the issuer's senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary's senior debt and will be subordinated to any guarantees by those subsidiaries of the issuer's senior debt. See "—Subordination."

Consolidation, Merger and Sales of Assets

        The indentures generally permit a consolidation or merger involving the issuer. They also permit the issuer to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of the issuer's assets. Each issuer has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of its assets to any entity unless:

  •
  if the issuer is not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of the issuer's covenants and obligations under the indentures, and

  •
  immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

        This covenant will not apply to any merger of another entity into the issuer. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for the issuer and may exercise all of the issuer's rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as the issuer in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of the issuer's obligations and covenants under the applicable indenture and the debt securities, the issuer will be relieved of all such obligations.

Events of Default

        Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  the issuer's failure to pay interest on any debt security of that series for 30 days when due;

  •
  the issuer's failure to pay principal of or any premium on any debt security of that series when due;

  •
  the issuer's failure to deposit any sinking fund payment for 30 days when due;

  •
  the issuer's failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of the issuer; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 60 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer's company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        The indentures require the issuer to furnish to the trustee annually a statement as to the issuer's performance of certain of the issuer's obligations under the indentures and as to any default in performance.

Modification and Waiver

        The issuer and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  if applicable, make any change that materially and adversely affects the right to convert any debt security.

        The issuer and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the issuer's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer has under the indenture;

  •
  to add events of default with respect to any series of debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of the issuer's obligations under an indenture. If the issuer deposits with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at the issuer's option, either of the following will occur:

  •
  the issuer will be discharged from the issuer's obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under "—Consolidation, Merger and Sales of Assets" and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer's obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to the issuer of excess money or government securities, when either:

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year; and

  •
  the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        The issuer will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then the issuer's creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with the issuer. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

        Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At the issuer's option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless the issuer informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless the issuer informs you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to the issuer upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to the issuer, holders entitled to the money must look to it for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

        The issuer will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by the issuer. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. The issuer will not charge a service charge for any registration of transfer or exchange of the debt securities. The issuer may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

        The issuer will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the issuer initially designates, the issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The issuer is required to maintain an office or agency for transfers and exchanges in each place of payment. The issuer may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, the issuer will not be required to register the transfer or exchange of:

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  any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

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  any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

        The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding, 600,000,000 shares of Class A common stock, par value $0.001 per share, of which 30,818,210 shares were outstanding, and 150,000,000 shares of Class B common stock, par value $0.001 per share, of which 31,230,213 shares were issued and outstanding.

        The following summary of the capital stock and certificate of incorporation and bylaws of Jones Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. Shares of Class A common stock may not be split or combined unless the outstanding shares of Class B common stock are proportionately split or combined. Dividends on Class A common stock in the form of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be paid only in the form of Class A common stock (or securities convertible or exchangeable for Class A common stock) and on a proportionate basis with a corresponding stock dividend on Class B common stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Shares of Class B common stock may not be split or combined unless the outstanding shares of Class A common stock are proportionately split or combined. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Jones Energy, Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time one or more series of preferred stock, par value $0.001 per share, out of the unissued shares of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the powers, preferences, rights, qualifications, limitations and restrictions of such series which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights and Stockholders Agreement

        On July 29, 2013, we entered into a registration rights and stockholders agreement with Metalmark and the Jones Family Entities, to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for JEH LLC Units in the circumstances described below. This agreement provides Metalmark and the Jones Family Entities with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of JEH LLC Units (and an equal number of shares of our Class B common stock) for shares of our Class A common stock. The agreement also provides that we pay certain expenses of Metalmark and the Jones Family Entities relating to such registrations and indemnify them against certain liabilities, which may arise under the Securities Act.

        Demand Rights.    Subject to certain limitations, Metalmark and the Jones Family Entities have the right, by delivering written notice to us from either the majority in interest of the holders of the Jones Family Entities or the majority in interest of the holders of Metalmark Capital, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 10 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to, as soon as reasonably practicable, effect the registration of all securities with respect to which we receive a written request.

        Piggyback Rights.    Any holder of registrable shares of Class A common stock will be entitled to request to participate in, or "piggyback" on, registrations of any of our securities for sale by us. This piggyback right will apply to any registration other than a demand registration described above or a registration on Form S-4 or S-8.

        Conditions and Limitations.    The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for a reasonable period of time if the board determines that such disclosure would have a material adverse effect on the Company.

        If requested by the lead underwriter or underwriters, as applicable, holders of securities with registration rights will not be able to make any sale of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days, or such shorter period as may be requested by the underwriters. The lead underwriters for the relevant offering may agree to shorten this period.

        Expenses and Indemnification.    In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make more difficult an acquisition of us or control of us by means of a tender offer, proxy contest or otherwise, or removal of our incumbent directors and officers. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Amended and restated certificate of incorporation and amended and restated bylaws.    Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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  permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide for a maximum of 11 directors and provide that the authorized number of directors at any given time may be fixed only by resolution of the board of directors with the approval of a majority of the total number of directors;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of Class B common stock with respect to the Class B common stock or the holders of any series of preferred stock with respect to such series;

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  provide that all vacancies, including newly created directorships, may be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board of directors and not by stockholders (subject to the rights of holders of preferred stock);

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  provide that directors may be removed only for cause (as defined in the amended and restated certificate of incorporation) and only by the affirmative vote of holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide for our board of directors to be divided into three classes of directors, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors; and

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, which notice must satisfy various requirements as to form and content.

Choice of Forum

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, subject to specified exceptions for subject matter jurisdiction for other Delaware courts, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee or agent to us, our stockholders, creditors or other constituents; (iii) any action asserting a claim against us or any of our directors and officers arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Our amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark Capital and any of its respective officers, directors, agents, shareholders, members and partners (other than us and our subsidiaries) (each a "specified party"). Additionally, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which a specified party (other than us and our subsidiaries) participates or desires or seeks to participate in, unless any such business opportunity, transaction or matter is offered in writing solely to a specified party who is one of our directors or officers and is offered such opportunity solely in his or her capacity as one of our directors or officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities, or depositary shares, or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, debt securities or other securities described herein and may be attached to or separate from the common stock, preferred stock, debt securities or other such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

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  the title of the warrants;

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  the aggregate number of the warrants offered;

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  the designation, number and terms of the common stock, preferred stock, debt securities or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time; and

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the Indenture.

 PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

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  our Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 9, 2016, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2016 Annual Meeting of Shareholders filed on March 31, 2016;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (filed on May 6, 2016);

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  our Current Reports on Form 8-K filed on January 13, 2016, May 4, 2016 and May 25, 2016; and

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  the description of our Class A common stock contained in our Form 8-A filed on July 17, 2013, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.
Attention: Investor Relations
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "plan," "seek," "good," "strategy," "forecast," "future," "likely," "should," "aim," "continue," "objective," "prospective," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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  business strategy;

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  estimated current and future net reserves and present value thereof;

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  drilling and completion of wells including our identified drilling locations;

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  cash flows and liquidity;

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  financial strategy, budget, projections and operating results;

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  future prices and change in prices for oil, natural gas and NGLs;

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  customers' elections to reject ethane and include it as part of the natural gas stream;

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  timing and amount of future production of oil and natural gas;

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  availability and cost of drilling, completion and production equipment;

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  availability and cost of oilfield labor;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  ability to fund our capital expenditure budget;

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  availability and terms of capital;

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  development results from our identified drilling locations;

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  ability to generate returns and pursue opportunities;

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  marketing of oil, natural gas and NGLs;

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  property acquisitions and dispositions;

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  the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

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  costs of developing our properties and conducting other operations;

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  general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

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  competitive conditions in our industry;

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  effectiveness of our risk management activities;

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  estimates of future potential impairments;

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  environmental and endangered species regulation and liabilities;

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  counterparty credit risk;

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  the extent and effect of any hedging activities engaged in by us;

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  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries;

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  uncertainty regarding our future operating results;

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  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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  technology; and

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  plans, objectives, expectations and intentions contained in this report that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our 2015 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2015, 2014 and 2013. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.